                                  EXHIBIT 4.9

================================================================================

                          PETRO STOPPING CENTERS, L.P.
                           PETRO FINANCIAL CORPORATION
                                   as Issuers,

                      PETRO STOPPING CENTERS HOLDINGS, L.P.
                      PETRO HOLDINGS FINANCIAL CORPORATION
                            PETRO DISTRIBUTING, INC.

                                  as Guarantors

                                       and

                              THE BANK OF NEW YORK
                                   as Trustee

                                   ----------

                                    INDENTURE

                          Dated as of February 9, 2004

                                   ----------

                        9% Senior Secured Notes due 2012

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.   Definitions.....................................................1
Section 1.2.   Other Definitions..............................................28
Section 1.3.   Incorporation by Reference of Trust Indenture Act..............28
Section 1.4.   Rules of Construction..........................................29

                                   ARTICLE II

                                    THE NOTES

Section 2.1.   Dating; Incorporation of Form in Indenture.....................29
Section 2.2.   Execution and Authentication...................................30
Section 2.3.   Registrar and Paying Agent.....................................31
Section 2.4.   Paying Agent To Hold Money in Trust............................31
Section 2.5.   Holder Lists...................................................32
Section 2.6.   Transfer and Exchange..........................................32
Section 2.7.   Replacement Notes..............................................33
Section 2.8.   Outstanding Notes..............................................33
Section 2.9.   Temporary Notes................................................33
Section 2.10.  Cancellation...................................................33
Section 2.11.  Defaulted Interest.............................................34
Section 2.12.  Deposit of Moneys..............................................34
Section 2.13.  CUSIP Number...................................................34
Section 2.14.  Book-Entry Provisions for Global Notes.........................34
Section 2.15.  Special Transfer Provisions....................................36

                                   ARTICLE III

                                   REDEMPTION

Section 3.1.   Notices to Trustee.............................................37
Section 3.2.   Selection by Trustee of Notes to Be Redeemed...................38
Section 3.3.   Notice of Redemption...........................................38
Section 3.4.   Effect of Notice of Redemption.................................39
Section 3.5.   Deposit of Redemption Price....................................39
Section 3.6.   Notes Redeemed in Part.........................................39
Section 3.7.   Optional Redemption............................................39

                                   ARTICLE IV

                                    COVENANTS

Section 4.1.   Payment of Notes...............................................40
Section 4.2.   SEC Reports....................................................40
Section 4.3.   Waiver of Stay, Extension or Usury Laws........................41
Section 4.4.   Compliance Certificate.........................................41
Section 4.5.   Taxes..........................................................42
Section 4.6.   Limitation on Incurrence of Debt...............................42
Section 4.7.   Limitation on Issuance and Sale of Capital Interests in
               Restricted Subsidiaries........................................43
Section 4.8.   Limitation on Restricted Payments..............................43
Section 4.9.   Limitation on Asset Sales......................................46
Section 4.10.  Limitation on Transactions with Affiliates.....................48
Section 4.11.  Limitations on Liens...........................................49
Section 4.12.  Limitation on Operating Leases.................................49
Section 4.13.  Limitation on Creation of Unrestricted Subsidiaries............49
Section 4.14.  Limitation on Dividends and Other Payments Affecting
               Restricted Subsidiaries........................................50
Section 4.15.  Limitation on Sale and Lease-Back Transactions.................51
Section 4.16.  Payments for Consent...........................................51
Section 4.17.  Partnership and Corporate Existence............................52
Section 4.18.  Change of Control..............................................52
Section 4.19.  Maintenance of Office or Agency................................53
Section 4.20.  Maintenance of Properties and Insurance........................53
Section 4.21.  Creation of Security Interest on Real Property Collateral......54

                                    ARTICLE V

                              SUCCESSOR CORPORATION

Section 5.1.   Limitation on Consolidation, Merger, Conveyance, Transfer
               and Lease......................................................54
Section 5.2.   Successor Person Substituted...................................56

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

Section 6.1.   Events of Default..............................................56
Section 6.2.   Acceleration...................................................58
Section 6.3.   Other Remedies.................................................59
Section 6.4.   Waiver of Past Defaults and Events of Default..................59
Section 6.5.   Control by Majority............................................59
Section 6.6.   Limitation on Suits............................................60
Section 6.7.   Rights of Holders to Receive Payment...........................60
Section 6.8.   Collection Suit by Trustee.....................................60

Section 6.9.   Trustee May File Proofs of Claim...............................60
Section 6.10.  Priorities.....................................................61
Section 6.11.  Undertaking for Costs..........................................61
Section 6.12.  Restoration of Rights and Remedies.............................61

                                   ARTICLE VII

                                     TRUSTEE

Section 7.1.   Duties of Trustee..............................................62
Section 7.2.   Rights of Trustee..............................................63
Section 7.3.   Individual Rights of Trustee...................................64
Section 7.4.   Trustee's Disclaimer...........................................65
Section 7.5.   Notice of Defaults.............................................65
Section 7.6.   Reports by Trustee to Holders..................................65
Section 7.7.   Compensation and Indemnity.....................................65
Section 7.8.   Replacement of Trustee.........................................66
Section 7.9.   Successor Trustee by Consolidation, Merger or Conversion.......67
Section 7.10.  Eligibility; Disqualification..................................67
Section 7.11.  Preferential Collection of Claims Against Issuers..............67
Section 7.12.  Paying Agents..................................................67

                                  ARTICLE VIII

                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 8.1.   Without Consent of Holders.....................................68
Section 8.2.   With Consent of Holders........................................69
Section 8.3.   Compliance with Trust Indenture Act............................70
Section 8.4.   Revocation and Effect of Consents..............................70
Section 8.5.   Notation on or Exchange of Notes...............................70
Section 8.6.   Trustee To Sign Amendments, etc................................70

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.1.   Discharge of Indenture.........................................71
Section 9.2.   Legal Defeasance...............................................72
Section 9.3.   Covenant Defeasance............................................72
Section 9.4.   Conditions to Legal Defeasance or Covenant Defeasance..........73
Section 9.5.   Deposited Money and U.S. Government Obligations To Be Held
               in Trust; Other Miscellaneous Provisions.......................74
Section 9.6.   Reinstatement..................................................74
Section 9.7.   Moneys Held by Paying Agent....................................75
Section 9.8.   Moneys Held by Trustee.........................................75

                                    ARTICLE X

                        COLLATERAL AND SECURITY DOCUMENTS

Section 10.1.  Collateral and Security Documents..............................76
Section 10.2.  Application of Proceeds of Collateral..........................76
Section 10.3.  Possession, Use and Release of Collateral......................76
Section 10.4.  Opinion of Counsel.............................................78
Section 10.5.  Further Assurances.............................................78
Section 10.6.  Trust Indenture Act Requirements...............................78
Section 10.7.  Suits to Protect the Collateral................................78
Section 10.8.  Purchaser Protected............................................79
Section 10.9.  Powers Exercisable by Receiver or Trustee......................79
Section 10.10. Release upon Termination of Company's Obligations..............79

                                   ARTICLE XI

                               GUARANTEE OF NOTES

Section 11.1.  Guarantee......................................................79
Section 11.2.  Execution and Delivery of Guarantees...........................81
Section 11.3.  Limitation of Guarantee........................................81
Section 11.4.  Guarantors May Consolidate, Etc., on Certain Terms.............82
Section 11.5.  Payments May be Paid Prior to Dissolution......................82
Section 11.6.  Release of Guarantor...........................................83

                                   ARTICLE XII

                                  MISCELLANEOUS

Section 12.1.  Trust Indenture Act Controls...................................83
Section 12.2.  Notices........................................................84
Section 12.3.  Communications by Holders with Other Holders...................85
Section 12.4.  Certificate and Opinion as to Conditions Precedent.............85
Section 12.5.  Statements Required in Certificate and Opinion.................85
Section 12.6.  When Treasury Notes are Disregarded............................86
Section 12.7.  Rules by Trustee and Agents....................................86
Section 12.8.  Business Days; Legal Holidays..................................86
Section 12.9.  Governing Law..................................................87
Section 12.10. No Adverse Interpretation of Other Agreements..................87
Section 12.11. No Recourse Against Others.....................................87
Section 12.12. Successors.....................................................88
Section 12.13. Multiple Counterparts..........................................88
Section 12.14. Table of Contents, Headings, etc...............................88
Section 12.15. Separability...................................................88

EXHIBIT A  -  FORM OF NOTE

EXHIBIT B  -  FORM OF LEGEND FOR 144A NOTE

EXHIBIT C  -  FORM OF LEGEND FOR REGULATION S NOTE

EXHIBIT D  -  FORM OF LEGEND FOR GLOBAL NOTES

EXHIBIT E  -  FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
              TO NON-QIB ACCREDITED INVESTORS

EXHIBIT F  -  FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS
              PURSUANT TO REGULATION S

EXHIBIT G  -  FORM OF GUARANTEE

EXHIBIT H  -  FORM OF INCUMBENCY CERTIFICATE

                        CROSS-REFERENCE TABLE

TIA                              Indenture
Section                          Section

310  (a)(1)                      7.10
     (a)(2)                      7.10
     (a)(3)                      N.A.
     (a)(4)                      N.A.
     (a)(5)                      7.10
     (b)                         7.8; 7.10
     (b)(1)                      7.10
     (c)                         N.A.
311  (a)                         7.11
     (b)                         7.11
     (c)                         N.A.
312  (a)                         2.5
     (b)                         12.3
     (c)                         12.3
313  (a)                         7.6
     (b)                         7.6
     (c)                         7.6; 12.2
     (d)                         7.6
314  (a)                         4.2; 4.4; 12.2
     (b)                         N.A.
     (c)(1)                      12.4; 12.5
     (c)(2)                      12.4; 12.5
     (c)(3)                      N.A.
     (d)                         10.6
     (e)                         12.5
     (f)                         N.A.
315  (a)                         7.1; 7.2
     (b)                         7.5; 12.2
     (c)                         7.1
     (d)                         6.5; 7.1; 7.2
     (e)                         6.11
316  (a) (last sentence)         12.6
     (a) (1) (A)                 6.5
     (a) (1) (B)                 6.4
     (a)(2)                      N.A.
     (b)                         6.7
     (c)                         8.4
317  (a)(1)                      6.8
     (a)(2)                      6.9
     (b)                         7.12
318  (a)                         12.1

N.A. means Not Applicable

----------
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

     INDENTURE, dated as of February 9, 2004, among PETRO STOPPING CENTERS, L.P., a Delaware limited partnership (the "Company"), and PETRO FINANCIAL CORPORATION, a Delaware corporation and wholly owned subsidiary of the Company ("PFC" and, together with the Company, the "Issuers"), as Issuers, Petro Stopping Centers Holdings, L.P., Petro Holdings Financial Corporation, and Petro Distributing, Inc. as Guarantors and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuers' 9% Senior Secured Notes due 2012 (the "Notes").

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                   ------------------------------------------

Section 1.1.   Definitions.
               ------------

     "Acquired Debt" means Debt of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person.

     "Additional Interest" means additional interest on the Notes, which the Issuers agree to pay pursuant to Section 5 of the Registration Rights Agreement.

     "Adjusted Interest Expense" means, for any period, without duplication, an amount equal to the sum of: (i) the aggregate amount of interest charges (excluding fees and expenses incurred at or prior to the Issue Date in connection with the Transactions), whether expensed or capitalized, incurred or accrued by the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period (including non-cash interest payments); plus (ii) to the extent not included in clause (i) above, an amount equal to the sum of: (A) net costs associated with Swap Contracts and Currency Hedge Obligations (including any amortization of discounts); plus (B) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers' acceptances or similar facilities paid or accrued, or scheduled to be paid or accrued, during such period; plus (C) dividends on Preferred Interests and Redeemable Capital Interests (if paid to a Person other than the Company or one of its Restricted Subsidiaries) declared and payable in cash; plus (D) the portion of any Attributable Debt in respect of any Sale and Leaseback Transaction that is allocable to interest expense (determined as if such Transaction were treated as a Capital Lease Obligation); plus (E) to the extent any Debt of any other Person is Guaranteed or secured by the Company or a Restricted Subsidiary in the manner described in clause (ix) of the definition of "Debt," the aggregate amount of interest expense of such other Person during such period attributable to any such Debt determined in accordance with GAAP; minus (iii) amortization or write-off of deferred financing costs during such period and any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt of the Company and its Restricted Subsidiaries prior to the Stated Maturity thereof. For purposes of calculating Adjusted Interest Expense on a pro forma basis, the interest on Debt bearing a floating rate of interest shall be the interest rate in effect at the time of determination (taking into account on a pro forma basis any Swap Contract applicable to such Debt if such Swap Contract has a remaining term at the date of determination in excess of 12 months).

     "Adjusted Net Income" means, for any period, the consolidated net income (or net loss) of the Company and its Restricted Subsidiaries determined in accordance with GAAP for such period minus (to the extent made or reserved) Permitted Tax Distributions, plus any Permitted Tax Distributions repaid to the Company; provided that there shall be excluded therefrom, without duplication:
(i) all items classified as extraordinary, unusual or nonrecurring (including fees and expenses incurred at or prior to the Issue Date and write-offs, in each case in connection with the Transactions); (ii) any net loss or net income of any Person that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or its Restricted Subsidiaries by such other Person during such period; (iii) the net income of any Person acquired by the Company or a Restricted Subsidiary thereof in a pooling-of-interests transaction for any period prior to the date of such acquisition; (iv) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan; (v) gains and, solely in the case of Excluded Collateral, losses in respect of Asset Sales by the Company or its Restricted Subsidiaries; (vi) the net income (but not the net loss) of any Restricted Subsidiary to the extent that the payment of dividends or distributions to such Person is restricted, directly or indirectly, except to the extent that such net income could be paid to the Company or a Restricted Subsidiary thereof by loans, advances, intercompany transfers, principal repayments or otherwise; (vii) with regard to any Restricted Subsidiary all of the Capital Interests which are not owned by the Company or another Restricted Subsidiary, any aggregate net income (or loss) in excess of the Company's or such other Restricted Subsidiary's pro rata share of such Restricted Subsidiary's net income (or loss); and (viii) any net income or loss from the early extinguishment of Debt. In computing Adjusted Net Income under Section 4.8(a)(iii) hereof, the Company (i) shall use audited financial statements for the portion of the relevant period for which such statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (ii) shall be permitted to rely in good faith for the balance of the relevant period for which audited financial statements are not available on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings that correspond to the foregoing. For purposes of this Indenture, the term "Affiliate", as it relates to the Company, shall include ExxonMobil for so long as ExxonMobil is entitled to designate at least one member of the Board of Directors of the Company or Petro Holdings, and Volvo Trucks for so long as Volvo Trucks is entitled to designate at least one member of the Board of Directors of the Company or Petro Holdings, and shall not include Warrant Holdings. In addition, a Person shall not be deemed an Affiliate solely by virtue of holding Warrants or Warrant Shares.

     "Agent" means any Registrar, Paying Agent, co-registrar or agent for service of notices and demands.

     "Applicable Debt" means:

          (1) in respect of Asset Sales involving Collateral, Debt consisting of First Priority Lien Obligations and Debt consisting of Second Priority Lien Obligations;

          (2) in respect of Asset Sales not involving Collateral, Pari Passu Debt or Debt of any Subsidiary of the Company; or

          (3) in respect of any Asset Sale, any Debt secured by the assets subject to such Asset Sale; provided that the Lien on such assets in favor of the holder of such Debt is not junior to the Lien securing the Notes.

     "Applicable Petro Holding Cash Payments" means the amounts of (a) interest payments required to be made under the Petro Holdings Notes in accordance with the following payment schedule:

---------------------------------
                      Amount of
  Payment Date      Cash Interest
---------------------------------
April 30, 2004      $     560,000
---------------------------------
October 31, 2004    $   1,120,000
---------------------------------
April 30, 2005      $   1,140,000
---------------------------------
October 31, 2005    $   1,170,000
---------------------------------
April 30, 2006      $   1,190,000
---------------------------------
October 31, 2006    $   1,210,000
---------------------------------
April 30, 2007      $   1,240,000
---------------------------------
October 31, 2007    $   1,260,000
---------------------------------
April 30, 2008      $   1,290,000
---------------------------------
October 31, 2008    $   1,310,000
---------------------------------
April 30, 2009      $   1,340,000
---------------------------------
October 31, 2009    $   3,400,000
---------------------------------
April 30, 2010      $   3,400,000
---------------------------------
October 31, 2010    $   3,400,000
---------------------------------

---------------------------------
                      Amount of
  Payment Date      Cash Interest
---------------------------------
April 30, 2011      $   3,400,000
---------------------------------
October 31, 2011    $   3,400,000
---------------------------------
April 30, 2012      $   3,400,000
---------------------------------
October 31, 2012    $   3,400,000
---------------------------------
April 30, 2013      $   3,400,000
---------------------------------
October 31, 2013    $   3,400,000
---------------------------------
April 30, 2014      $   3,400,000
---------------------------------

and (b) cash interest payments on the Petro Holdings 15% Notes, and principal amounts on the Petro Holdings 15% Notes that are due within one year of the distribution.

     "Asset Sale" means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of: (i) Capital Interests in another Person (other than directors' qualifying shares);
(ii) any other Property or assets (other than in the normal course of business, including any sale or other disposition of obsolete or permanently retired equipment); provided, however, that the term "Asset Sale" shall exclude: (a) any asset disposition permitted by the provisions of Section 5.1 hereof that constitutes a disposition of all or substantially all of the assets of the Issuers and their Restricted Subsidiaries taken as a whole; (b) any transfer, conveyance, sale, lease or other disposition of Property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed $500,000; (c) sales of Eligible Cash Equivalents; (d) the Incurrence of any Lien, to the extent not prohibited by the terms of this Indenture; (e) sales of Unrestricted Subsidiaries; (f) any of the Transactions; (g) contributions of undeveloped real property, including the Excluded Collateral and the Excess Land, owned by the Company or its Restricted Subsidiaries on the Issue Date, to a Joint Venture Company and other Permitted Investments; (h) Permitted A/R Arrangements; and (i) transfers pursuant to Fuel Hedging Obligations. For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.

     "Asset Swap" means any exchange of Property or assets of the Company or any Restricted Subsidiary of the Company for property or assets of a third party which consist of property or assets described in clause (d) of the definition of "Permitted Investments."

     "Attributable Debt" under this Indenture in respect of a Sale and Leaseback Transaction means, as at the time of determination, the greater of (i) the Fair Market Value of the Property subject to such Sale and Leaseback Transaction and (ii) the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).

     "Average Life" means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

     "Board of Directors" means (i) with respect to the Company or any Restricted Subsidiary, its Board of Directors; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.

     "Board Resolution" means, as to any Person, a copy of a resolution certified pursuant to an Officers' Certificate to have been duly adopted by the Board of Directors of such Person, and to be in full force and effect, and, if required hereunder, delivered to the Trustee.

     "Capital Interests" in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangement conveying the right to use) real or personal Property of such Person, to the extent such obligations are required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation shall be the date of the last payment of rent or any other amount due under such lease (or other Debt arrangement) prior to the first date upon which such lease (or other Debt arrangement) may be terminated by the user of such real or personal property without payment of a penalty, and the amount of any Capital Lease Obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Cardwell Group" means James A. Cardwell, Sr., James A. Cardwell, Jr. and their respective spouses, lineal descendents, estates, Affiliates, including Petro Inc. (a corporation controlled by James A. Cardwell, Sr.) and JAJCO II, Inc. (a company wholly owned by James A. Cardwell, Jr.), and any entity to which any of the above pledge their Capital Interests in Petro Holdings.

     "Change of Control" means the occurrence of any of the following events:

          (1)  prior to a Public Equity Offering:

               (a) the Permitted Holders cease to be the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, in the aggregate, of a majority of the Common Interests in Petro Holdings, whether as a result of issuance of securities of Petro Holdings or any parent company of Petro Holdings, any merger, consolidation, liquidation or dissolution of Petro Holdings, any direct or indirect transfer of securities by Petro Holdings or otherwise; or

               (b) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) other than one or more Permitted Holders has the power or right to designate a majority of the members of Petro Holdings' Board of Directors; or

               (c) the Cardwell Group owns directly or indirectly (including as the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1)(c) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) a smaller percentage of the Common Interests in Petro Holdings than are held, directly or indirectly (including as the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act), by either (i) any of the Permitted Holders other than the Cardwell Group (individually, and not with the beneficial ownership attribution of any other Permitted Holder) or
          (ii) any other "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders or any "group" that includes Permitted Holders); or

               (d) Petro Holdings ceases to own directly or indirectly (including as the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1)(d) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) at least 98.5% of the Capital Interests of the Company.

          (2)  after the consummation of a Public Equity Offering:

               (a) (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the ultimate "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (2) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the Common Interests in Petro Holdings, and (ii) the Permitted Holders "beneficially own" (as defined in this clause (2)), directly or indirectly, in the aggregate a lesser percentage of the total Common Interests of Petro Holdings than such other person or group; or

               (b) Petro Holdings ceases to own directly or indirectly (including as the "beneficial owner" (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1)(d) such person or group shall be deemed to have "beneficial ownership" of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time) at least 98.5% of the Capital Interests of the Company; or

               (c) after the consummation of a Public Equity Offering, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Petro Holdings (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of Petro Holdings was approved by a vote of a majority of the directors of Petro Holdings then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute 66 2/3% of Petro Holdings' Board of Directors then in office; or

               (d) Petro Holdings sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Restricted Subsidiary of Petro Holdings or a Successor Entity in which a majority or more of the voting power of the Voting Interests is held by the Permitted Holders.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Collateral" is as defined in the Security Agreement.

     "Collateral Agent" means the Trustee or other financial institution or entity which, in the determination of the Issuers, is acceptable and may include, without limitation, an entity affiliated with the underwriters, any lenders or an entity affiliated with the lenders under the Credit Agreement, the trustee under the Petro Holdings Secured Notes Indenture or an affiliate thereof.

     "Common Interests" of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.

     "Company" means the party named as such in the first paragraph of this Indenture until a successor(s) replaces such party pursuant to Article V of this Indenture and, thereafter, means the successor.

     "Company Request" means any written request signed in the name of the Company and PFC by an Officer of each of the Company and PFC.

     "Consolidated Net Worth" of the Company means, as of any date, the aggregate of capital, surplus and retained earnings of the Company and Restricted Subsidiaries as would be shown on a consolidated balance sheet of the Company and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, less all amounts, if any, attributable to Redeemable Capital Interests in such Person.

     "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attn: Corporate Trust Administration.

     "Credit Agreement" means one or more secured or unsecured credit agreements providing, inter alia, for revolving credit loans, term loans and/or letters of credit between the Company and/or any Subsidiary and one or more lenders, together with all related notes, letters of credit, collateral documents, guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as amended, modified, supplemented, refinanced, refunded or replaced in whole or in part from time to time.

     "Currency Hedge Obligations" means the obligations of a Person Incurred pursuant to any foreign currency exchange agreement, option or futures contract or other similar agreement or arrangement designed to protect against or manage such Person's exposure to fluctuations in foreign currency exchange rates on Debt permitted under this Indenture.

     "Debt" means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, and whether or not contingent, the following: (i) all indebtedness of such Person for money borrowed, excluding any trade payables, other current liabilities incurred in the normal course of business and any liability for federal, state or local income taxes or other taxes owed by such Person; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all obligations of such Person with respect to letters credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property or assets); (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) any Swap Contracts and Currency Hedge Obligations of such Person at the time of determination; (viii) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (ix) all obligations of the types referred to in clauses (i) through (viii) of this definition of another Person and all dividends and other distributions of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such

Debt, dividends or other distributions. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause
(ix)(A) above shall be the maximum liability under any such Guarantee; (d) Permitted A/R Arrangements shall be deemed not to be Debt; (e) the amount of any Debt described in clause (ix)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; and (f) Interest, fees, premium, expenses and additional payments, if any, will not constitute Debt.

     "Default" means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

     "Depository" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depository by the Company, which Person must be a clearing agency registered under the Exchange Act.

     "Disinterested Director" means, with respect to any proposed transaction between (i) the Company or a Restricted Subsidiary, as applicable, and (ii) an Affiliate thereof (other than the Company or a Restricted Subsidiary), a member of the Board of Directors of the Company or such Restricted Subsidiary, as applicable, who would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in, such Affiliate. For purposes of this definition, no person would be deemed not to be a Disinterested Director solely because such person holds Capital Interests in the Company.

     "EBITDA" means, with respect to the Company and its Restricted Subsidiaries, for any period, the sum of Adjusted Net Income plus, to the extent reflected in Adjusted Net Income for such period for which Adjusted Net Income is determined, without duplication, (i) Adjusted Interest Expense, (ii) income tax expense (or Permitted Tax Distributions in lieu thereof), (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Debt prior to its Stated Maturity and (vi) any other non-cash items reducing Adjusted Net Income; minus any non-cash items increasing Adjusted Net Income.

     "Eligible Bank" means a bank or trust company that (i) is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500,000,000 and (iii) the senior Debt of which is rated at least "A-2" by Moody's or at least "A" by Standard & Poor's.

     "Eligible Cash Equivalents" means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 90 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from Standard & Poor's or A-2 from Moody's (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company, provided that such Investments have one of the two highest ratings obtainable from either Standard & Poor's or Moody's and mature within 90 days after the date of acquisition; (vi) overnight and demand deposits in and bankers' acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; and (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses
(i) through (vi).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Excess Land" means excess land located at Stopping Centers that is not being utilized by the Stopping Centers.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Excluded Collateral" means Excluded Property, five pieces of specified undeveloped property located in Green River, Wyoming; Marianna, Florida; Cordele, Georgia; Columbia (Knowlton Township), New Jersey; and Hermiston, Oregon, unappraised leasehold property, insurance policies, permits, commercial tort claims, letter of credit rights, and any other property or assets not securing a Credit Agreement.

     "Excluded Property" means (a) any owned real or personal property which is located outside of the United States unless required by the holders of the First Priority Lien Obligations, (b) any personal property (including, without limitation, motor vehicles) in respect of which perfection of a Lien is not either (i) governed by the Uniform Commercial Code (the "UCC") or (ii) effected by appropriate evidence of the Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office, unless required by the holders of the First Priority Lien Obligations, (c) any property which is subject to a Lien permitted under the Indenture pursuant to documents which prohibit the granting of any other Liens in such property and (d) any lease, license or other contract if the grant of a Lien in such lease, license or contract in the manner contemplated by the Indenture is prohibited by the terms of such lease, license or contract and would result in the termination of such lease, license or contract, but only to the extent that (i) after reasonable efforts, consent from the relevant party or parties has not been obtained and

(ii) any such prohibition is ineffective pursuant to the UCC or any other applicable law (including bankruptcy laws) or principles of equity; provided, however, that "Excluded Property" shall not include any such Property described in clause (a), (b), (c) or (d) as to which the holders of the First Priority Liens have required, in a written notice to the Company, the creation of a Lien as security for the First Priority Lien Obligations.

     "Expiration Date" has the meaning set forth in the definition of "Offer to Purchase."

     "ExxonMobil" means Mobil Long Haul, Inc., an affiliate of Exxon Mobil Corporation, and its Affiliates.

     "Fair Market Value" means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Board of Directors.

     "First Priority Lien Obligations" means Debt and other obligations incurred under clauses (i), (viii), (ix) and (xiii) of the definition of "Permitted Debt" and, to the extent it refinances other First Priority Lien Obligations, Refinancing Debt.

     "First Priority Liens" means all Liens that secure the First Priority Lien Obligations.

     "Franchisee Receivables" means fuel, lube, repair and other receivables purchased by the Company or any Restricted Subsidiary from any of their franchisees, licensees or third party contractors operating a Stopping Center affiliated with the Company's network of Stopping Centers.

     "Fuel Hedging Obligations" means the obligations of a Person pursuant to fuel price swap, fuel price cap, fuel price collar and fuel price floor and similar agreements and hedging obligations and arrangements, in the normal course of business, designed to protect against or manage such Person's exposure to fluctuations in fuel prices.

     "GAAP" means generally accepted accounting principles in the United States, consistently applied, as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, that are applicable to the circumstances as of the date of determination.

     "Guarantee" means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such Debt of another Person (and "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings that correspond to the foregoing).

     "Guarantors" means each of:

          (a)  The Parent Guarantors; and

          (b)  The Subsidiary Guarantors;

and each of their respective successor and assigns.

     "Holder" means a Person in whose name a Note is registered in the security register.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. "Incurrence," "Incurred," "Incurable" and "Incurring" shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt.

     "Indenture" means this Indenture as amended, restated or supplemented from time to time.

     "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

     "Interest Coverage Ratio" means, at any date of determination, the ratio of
(i) EBITDA to (ii) Adjusted Interest Expense, in both cases for the Specified Period.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes.

     "Investment" by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other Property or assets to another Person or any other payments for Property or services for the account or use of another Person), including without limitation the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person or the issuance of a "keep well" with respect thereto; and (iii) the purchase or acquisition of the business or assets of another Person; but shall exclude: (a) accounts receivable and other extensions of trade credit on commercially reasonable terms in accordance with normal trade practices; (b) the acquisition of Property and assets from suppliers and other vendors in the normal course of business; and
(c) prepaid expenses and workers' compensation, utility, lease and similar deposits, in the normal course of business.

     "Issue Date" means the date the Notes are first issued by the Issuers and authenticated by the Trustee under this Indenture.

     "Issuers" means the Company and PFC.

     "Joint Venture Company" means any Person in which the Company or any Wholly-Owned Restricted Subsidiary makes an investment and which Person is engaged in the business of Stopping Centers or businesses associated with Stopping Centers.

     "Lien" means, with respect to any Property or other asset any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Maturity Date" means February 15, 2012.

     "Mobil Oil" means Mobil Oil Corporation and its Affiliates.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person, and Permitted Tax Distributions attributable thereto; (ii) all payments made by such Person on any Debt that is secured by such Properties or other assets in accordance with the terms of any Lien upon or with respect to such Properties or other assets or that must, by the terms of such Lien or such Debt, or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.

     "Non-U.S. Person" means a person who is not a U.S. person, as defined in Regulation S.

     "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "Obligations" means, with respect to any Debt, any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other expenses payable under the documentation governing such Debt.

     "Offering" means the offering of the Notes as described in the Offering Memorandum.

     "Offer" has the meaning set forth in the definition of "Offer to Purchase."

     "Offer to Purchase" means a written offer (the "Offer") sent by the Issuers by first class mail, postage prepaid, to each Holder at his or its address appearing in the security register on the date of the Offer offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Issuers shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Issuers' obligation to make an Offer to Purchase, and the Offer shall be mailed by the Issuers or, at the Issuers' request, by the Trustee in the name and at the expense of the Issuers. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

          (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made;

          (2)  the Expiration Date and the Purchase Date;

          (3) the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the "Purchase Amount");

          (4) the purchase price to be paid by the Issuers for each $1,000 principal amount of Notes accepted for payment (as specified pursuant to this Indenture) (the "Purchase Price");

          (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

          (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

          (7) that, unless the Issuers default in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Issuers pursuant to the Offer to Purchase will continue to accrue interest at the same rate;

          (8) that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;

          (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places set forth in the Offer prior to the close of business on the Expiration Date (such Note being, if the Issuers or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

          (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Issuers (or their paying agent) receive, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

          (11) that (a) if Notes having an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase all such Notes and (b) if Notes having an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Issuers shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 principal amount or integral multiples thereof shall be purchased); and

          (12) that, in the case of any Holder whose Note is purchased only in part, the Issuers shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered. Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Offering Memorandum" means the Offering Memorandum dated January 30, 2004, pursuant to which the Notes were offered.

     "Officer" means, with respect to any Person, the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Controller, the Chief Accounting Officer, the Treasurer or the Secretary of such Person (or, in the case of a Person that is a partnership, a general partner of such Person in such capacity).

     "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman, the President, the Chief Executive Officer, the Chief Operating Officer or any Vice President and the Chief Financial Officer, the Controller, the Chief Accounting Officer or any Treasurer of such Person that shall comply with applicable provisions of this Indenture.

     "Opinion of Counsel" means a written opinion from legal counsel, which may be an employee of or counsel to the Company.

     "Parent Guarantors" means Petro Holdings, Petro, Inc., and any other parent guarantor under the Credit Agreement.

     "Pari Passu Debt" means any unsubordinated Debt of the Company (other than any Debt owed to any Subsidiary of the Company).

     "Pari Passu Debt to EBITDA Ratio" means the ratio of the total amount of the Pari Passu Debt, including the Notes, outstanding on the date of determination to EBITDA of the Company and its Restricted Subsidiaries for the Specified Period, determined on a pro forma basis as set forth in Section 4.6.

     "Permitted Additional Second Priority Lien Obligations" means any Debt secured by a Second Priority Lien; provided that immediately after giving effect to the Incurrence of such Debt and the receipt and applications of the proceeds therefrom, the ratio of the total amount of the First Priority Lien Obligations and Second Priority Lien Obligations outstanding on the date such Debt is Incurred to EBITDA of the Company and its Restricted Subsidiaries for the Specified Period, determined on a pro forma basis as set forth in Section 4.6, would be positive, but equal to or less than 4.00:1.00.

     "Permitted Affiliate Agreements" means (A) the agreements between and among the Company, any Restricted Subsidiary and any of the Cardwell Group, ExxonMobil and Volvo, described in Item 13 of our Form 10-K for the year ended December 31, 2002 or as an Exhibit to such 10-K or in Item 2 of our Form 10-Q for the quarter ended September 30, 2003 filed with the SEC or as an Exhibit to such 10-Q, (B) the ExxonMobil supply agreements described in the Offering Memorandum, including any amendment thereto through the Issue Date and any related agreements (including the Security Agreement), and (C) the agreements entered into in connection with the Transactions in each case as such agreements are in effect on the Issue Date and as the same may be amended or extended subject only to the provisions of clauses (a)(i) and (c) in Section 4.10 hereof.

     "Permitted A/R Arrangements" means the type of credit card related accounts receivable arrangements that are subject to the Agreement between Comdata Network, Inc and Petro Stopping Centers, L.P. dated March 3, 1999, as amended on November 19, 2002 and as amended through the Issue Date.

     "Permitted Debt" means:

          (i) Debt Incurred pursuant to any Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed the sum of (a) the greater of (A) $25,000,000 and (B) 85% of account receivables plus 60% of inventory shown on the balance sheet most recently filed under Section
     4.2 hereof (which may, inter alia, be Incurred under a revolving credit agreement), plus (b) $25,000,000 (which may, inter alia, be Incurred as a term loan), less (in the case of this clause (b)) the aggregate amount of all repayments (other than in connection with a refinancing) thereof, including all Net

     Cash Proceeds from any Asset Sale that have been applied to reduce the outstanding amount of Debt under such Credit Agreement borrowed under this clause (i)(b);

          (ii) Debt outstanding under the Notes and contribution, indemnification and reimbursement obligations owed by any Issuer or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;

          (iii)  Guarantees of the Notes;

          (iv) Debt of the Company or any Restricted Subsidiary outstanding at the time of the Issue Date;

          (v) Debt owed to and held by the Company or a Wholly-Owned Restricted Subsidiary;

          (vi) Guarantees of Debt of a Subsidiary of the Company Incurred by the Company that are in the normal course of business;

          (vii) Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Agreement, provided that (a) such Debt is Permitted Debt or is otherwise Incurred in accordance with Section 4.6 hereof and (b) such Guarantees are subordinated to the Notes to the same extent as the Debt being guaranteed;

          (viii) Debt in respect of performance, surety or appeal bonds or letters of credit, in each case for purposes consistent with the Company's past practice;

          (ix) Debt under Swap Contracts, Currency Hedge Obligations and Treasury Management Agreements;

          (x) Debt owed by the Company to any Restricted Subsidiary, provided that if for any reason such Debt ceases to be held by a Restricted Subsidiary, such Debt shall cease to be Permitted Debt and shall be deemed Incurred as Debt of the Company for purposes of this Indenture;

          (xi) Debt Incurred, to the extent the net proceeds thereof are promptly (A) used to pay for Notes tendered pursuant to an Offer to Purchase in connection with a Change of Control, provided that (a) the principal amount of such Debt does not exceed the principal amount of the Notes purchased (plus the amount of reasonable expenses incurred in connection therewith, including the applicable purchase premium, but excluding accrued interest, if any) and (b) such Debt (1) has an Average Life to Stated Maturity at least equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (2) does not mature prior to the Stated Maturity of the Notes, or (B) deposited to defease or discharge the Notes as provided for under Article IX hereof;

          (xii) Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt under this clause, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $10,000,000 in the aggregate;

          (xiii) Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $10,000,000 at any time outstanding, which Debt may be Incurred under a Credit Agreement; and

          (xiv)  Refinancing Debt.

          Notwithstanding anything herein to the contrary, Debt permitted under clause (i) of this definition of "Permitted Debt" shall not constitute "Refinancing Debt" under clause (xiv) of this definition of "Permitted Debt".

     "Permitted Holders" means (i) Volvo, (ii) ExxonMobil, and (iii) the Cardwell Group.

     "Permitted Investments" means:

          (a)  Investments in existence on the Issue Date;

          (b) Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;

          (c)  Eligible Cash Equivalents;

          (d) Investments in Property and other assets, including Stopping Centers and Franchisee Receivables, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

          (e) Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiaries;

          (f) Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;

          (g) Loans and advances to employees made in the normal course of business in an amount not to exceed $750,000 in the aggregate at any time outstanding;

          (h)  Swap Contracts and Currency Hedge Obligations;

          (i) Non-cash consideration received in conjunction with an Asset Sale that is otherwise permitted under Section 4.9 hereof;

          (j) Fuel Hedging Obligations Incurred in the normal course of business;

          (k) Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;

          (l) Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $5,000,000 at any one time outstanding;

          (m) Investments by the Company or any Restricted Subsidiary in connection with employee deferred compensation programs; and

          (n) Investments by the Company or any Restricted Subsidiary consisting of undeveloped real property, including Excluded Collateral and Excess Land, owned by the Company on the Issue Date.

     "Permitted Liens" means:

          (a)  Liens existing at the Issue Date;

          (b)  First Priority Liens;

          (c) any Lien for taxes or assessments or other governmental charges or levies not then due and payable (or which, if due and payable, are being contested in good faith and for which adequate reserves are being maintained, to the extent required by GAAP);

          (d) any statutory warehousemen's, materialmen's, landlord's or other similar Liens for sums not then due and payable (or which, if due and payable, are being contested in good faith and with respect to which adequate reserves are being maintained, to the extent required by GAAP);

          (e) any title exception, easement, right-of-way, lease, sub-lease or other similar Lien that does not materially impair the use or value of the property subject thereto in its use in the business of the Company or a Restricted Subsidiary thereof;

          (f) Liens on Property or other assets (i) in connection with workers' compensation, unemployment insurance and other types of statutory obligations or the requirements of any official body, or (ii) to secure the performance of tenders, bids, surety or performance bonds, leases, purchase, construction, sales or servicing contracts and other similar obligations Incurred in the normal course of business consistent with industry practice; or (iii) to obtain or secure obligations with respect to letters of credit, Guarantees, bonds or other sureties or assurances given in connection with the activities described in clauses (i) and (ii) above, in each case not Incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property or services or imposed by ERISA or the Internal Revenue Code in connection with a "plan" (as defined in ERISA) (other than any Lien imposed in connection with the Company's 401(k) Plan) or (iv) arising in connection with any attachment or judgment unless such Liens shall not be satisfied or discharged or stayed pending appeal within 60 days after the entry thereof or the expiration of any such stay;

          (g) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or a Restricted Subsidiary, or becomes a Restricted Subsidiary (and not Incurred in anticipation of such transaction), provided that such Liens are not extended to the property and assets of the Company and its Restricted Subsidiaries other than the property or assets acquired;

          (h) Liens securing Debt of a Restricted Subsidiary to the Company or a Restricted Subsidiary thereof or a Guarantee of Debt of the Company or a Restricted Subsidiary;

          (i) other Liens incidental to the conduct of the business of the Company or any of its Restricted Subsidiaries, as the case may be, or the ownership of their assets that do not materially impair the use or value of the property subject thereto in its use in the business of the Company or such Restricted Subsidiary;

          (j) Liens securing obligations under Swap Contracts, Currency Hedge Obligations and Fuel Hedging Obligations Incurred in connection with managing interest or currency risk resulting from or related to a Credit Agreement;

          (k) Liens (including extensions and renewals thereof) upon real or personal property or any other asset acquired after the Issue Date; provided that (i) such Lien is created solely for the purpose of securing Debt Incurred, in accordance with Section 4.6, (A) to finance the cost (including the cost of improvement or construction) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property, (B) to refinance any Debt so Incurred, or (C) as Interest Rate Agreements and Currency Agreements relating solely to the Debt described in clauses (A) or
     (B) above, (ii) the principal amount of the Debt secured by such Lien as of the time of the Incurrence thereof does not exceed 100% of such costs and
     (iii) any such Lien does not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (l)  the Second Priority Liens;

          (m)  the Third Priority Liens;

          (n)  Liens securing the Permitted A/R Arrangements;

          (o) Liens to secure any permitted extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Debt secured by Liens referred to in the foregoing clauses (a) through (n); provided that such Liens do not extend to any other property or assets and the principal amount of the obligations secured by such Liens is not increased; and

          (p) Liens to secure obligations of the Company or any Restricted Subsidiary under agreements with trade suppliers, provided that such trade suppliers enter into intercreditor arrangements to the satisfaction of the Collateral Agent such that the Liens securing such obligations rank pari passu or junior to the Liens securing the Notes, and that the total amount of such secured obligations plus the Secured Trade Debt constituting Second Priority Lien Obligations does not exceed $15,000,000 and, provided further that, the Collateral Agent shall have received such endorsements to the title insurance policies as it deems satisfactory.

     "Permitted Tax Distribution" means for any fiscal year or portion thereof (the "Tax Year") of any Person in which period such Person is a partnership or other substantially similar pass-through entity for federal income tax purposes, distributions to enable the partners or members of such Person to make payments of federal, state and local income taxes (including estimates thereof) in respect of the Taxable Income of such partner or member with respect to each such Tax Year in an aggregate amount equal to the product of (i) the excess of
(A) the sum of the highest marginal federal income tax rate applicable during such Tax Year to either corporations or individuals and the State Income Tax Rate over (B) the product of such federal rate and the State Income Tax Rate and
(ii) such partner's or member's Taxable Income for such Tax Year.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Petro Holdings" means Petro Stopping Centers Holdings, L.P.

     "Petro Holdings Collateral" means all of the limited partnership interests that Petro Holdings directly holds in the Company

     "Petro Holdings Notes" means the Senior Third Secured Notes due 2014 issued by Petro Holdings and Petro Holding Financial Corporation on or about the Issue Date pursuant to the Petro Holdings Secured Notes Indenture.

     "Petro Holdings Secured Notes Indenture" means the indenture dated the Issue Date among Petro Holdings and Petro Holding Financial Corporation and The Bank of New York, as trustee relating to the Petro Holding Notes.

     "Petro Holdings 15% Notes" means the 15% Senior Discount Notes due 2008 issued by Petro Holdings and Petro Holdings Financial Corporation pursuant to the indenture dated July 23, 1999 among Petro Holdings and Petro Holdings Financial Corporation and State Street Bank and Trust Company, as trustee.

     "PFC" means the party named as such in the first paragraph of this Indenture until a successor(s) replaces such party pursuant to Article V of this Indenture and, thereafter, means the successor.

     "Preferred Interests," as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.

     "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit B.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means any underwritten public offering of Capital Interests of the Company, Petro Holdings or a Successor Entity pursuant to an effective registration statement (other than a registration statement on Form S-4 or Form S-8 or any successor or similar form) under the Securities Act; provided that for purposes of Article III hereof, in the case of an offering by Petro Holdings or any successor entity thereof, the net proceeds from such offering are contributed to the Company.

     "Purchase Amount" has the meaning set forth in the definition of "Offer to Purchase."

     "Purchase Date" has the meaning set forth in the definition of "Offer to Purchase."

     "Purchase Money Debt" means Debt (i) Incurred to finance the purchase or construction of any assets of such Person or any Restricted Subsidiary and (ii) that is secured by a Lien on such assets where the lender's sole security is to the assets so purchased or constructed, in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in "addition to property, plant or equipment" in accordance with GAAP.

     "Purchase Price" has the meaning set forth in the definition of "Offer to Purchase."

     "Qualified Capital Interests" in any Person means a class of Capital Interests other than Redeemable Capital Interests.

     "Qualified Institutional Buyer" or "QIB" have the meaning set forth in Rule 144A.

     "Redeemable Capital Interests" in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed, is redeemable at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided, however, that Preferred Interests of the Company or any Restricted Subsidiary thereof that are issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Interests in the event of a change of control of the Company or any Restricted Subsidiary, which provisions have substantially the same effect as the provisions of this Indenture described under Section 4.18 hereof, shall not be deemed to be Redeemable Capital Interests solely by virtue of such provisions.

     "Redemption Date" means, with respect to any Note, the date on which such
Note is to be redeemed by the Issuers pursuant to the terms of the Notes and this Indenture.

     "Redemption Price" means, when used with respect to any Note to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

     "Refinancing Debt" means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that (i) the Refinancing Debt is subordinated to the Notes to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes, (ii) the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended, or (b) at least 91 days after the Maturity Date of the Notes, (iii) the Refinancing Debt has a weighted average life to maturity at the time such Refinancing Debt is Incurred that is equal to or greater than the weighted average life to maturity of the Debt being refunded, refinanced, renewed, replaced or extended, (iv) such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Debt being refunded, refinanced, renewed, replaced or extended and (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Debt, and (v) such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Wholly-Owned Restricted Subsidiary of the Company.

     "Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 9, 2004 by and among the Issuers, the Guarantors and Banc of America Securities LLC.

     "Regulation S" means Regulation S promulgated under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "Replacement Asset" means, with respect to any Asset Sale, a Property or asset that consists of a Stopping Center or that, as determined by the Board of Directors as evidenced by a Board Resolution, is used or will be used in the Stopping Center business of the Company or a Restricted Subsidiary or a business reasonably related thereto.

     "Restricted Payment" is defined to mean any of the following:

          (a) any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Wholly-Owned Restricted Subsidiary of the Company (other than dividends, distributions or payments made solely in Qualified Capital Interests in the Company);

          (b) any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt, of any Capital Interests);

          (c) any payment made by any Restricted Subsidiary of the Company, other than to the Company or another Restricted Subsidiary of the Company, to purchase, redeem, acquire or retire any Capital Interests in a Restricted Subsidiary;

          (d) any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of either of the Issuers that is subordinate (whether pursuant to its terms or by operation of law) in right of payment to the Notes and which was scheduled to mature on or after the Maturity Date of the Notes;

          (e) any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment;

          (f) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

          (g)  any advisory fee paid to an Affiliate of the Company.

     "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

     "Restricted Subsidiary" means Petro Distributing, Inc. and any Subsidiary that has not been designated as an "Unrestricted Subsidiary" in accordance with this Indenture.

     "Rule 144A" means Rule 144A promulgated under the Securities Act (including any successor regulation thereto), as it may be amended from time to time.

     "Sale and Leaseback Transaction" means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back by the Company or a Restricted Subsidiary.

     "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

     "Second Priority Lien Obligations" means (a) the Debt Incurred under the Notes (including any Additional Notes), (b) up to $15,000,000 of Secured Trade Debt and (c) Permitted Additional Second Priority Lien Obligations.

     "Second Priority Liens" means all Liens that secure the Second Priority Lien Obligations; provided that the Notes shall be secured by Second Priority Liens if any other obligations are so secured.

     "Secured Trade Debt" means obligations of the Company or any Restricted Subsidiary under agreements with trade suppliers that are secured by the Collateral.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security Agreement" means the Security, Collateral Agency and Intercreditor Agreement to be dated as of the settlement date among the Collateral Agent, the Trustee, Petro Holdings, the Issuers and the other secured creditors identified therein, granting, among other things, a second-priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and the Holders, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.

     "Security Documents" means the Security Agreement and all of the security agreements, pledges, collateral assignments, mortgages, deeds of trust, trust deeds or other instruments evidencing or creating or purporting to create any Security Interests in favor of the Collateral Agent for the benefit of the trustee and the Holders, in all or any portion of the Collateral, as amended, modified, restated, supplemented or replaced from time to time.

     "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Agent for the benefit of the Trustee and the Holders.

     "Significant Subsidiary" has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act but shall include any direct or indirect Restricted Subsidiary of the Company owning one or more Stopping Centers, but shall not include any Unrestricted Subsidiary.

     "Standard & Poor's" means Standard & Poor's Ratings Group and its successors.

     "State Income Tax Rate" means, with respect to any Person, the weighted average highest marginal state and local income tax (inclusive of franchise or other taxes in the nature of income taxes) rates applicable to corporations or to individuals in any state in which such Person does business. The highest applicable marginal state and local income tax rates of the states from which the Person derives net income shall be weighted by the ratio of the Person's net income apportioned to a state by that state to the sum of the Person's net income apportioned to all states in which such Person is doing business.

     "Stated Maturity," when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.

     "Stopping Centers" means multi-service truck stops or travel plaza facilities, including "full-sized" and "Petro:2" units and Petro:Lube maintenance facilities, which provide services and amenities to commercial truck drivers as well as to other highway motorists and local residents, including without limitation, facilities currently operated by the Company and its Restricted Subsidiaries and businesses related or ancillary thereto.

     "Subsidiary" means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which an aggregate of at least a majority of the outstanding Capital Interests therein is, at the time, directly or indirectly, owned by such Person and/or one or more Subsidiaries of such Person.

     "Subsidiary Guarantors" means each current and future direct and indirect Restricted Subsidiary of the Company that hereafter becomes a Guarantor pursuant to Section 11.1 hereof, pursuant to its execution of a supplemental indenture to this Indenture relating to its Guarantee.

     "Successor Entity" means a corporation or other entity that succeeds to and continues the business of Petro Stopping Centers, L.P. or Petro Holdings.

     "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

     "Taxable Income" means, with respect to any partner or member of a Person that is a partnership or substantially similar pass-through entity for federal income tax purposes, such partner's allocation of taxable income from such Person for federal income tax purposes inclusive of each item of taxable gain, loss, income, and deduction required to be taken into account separately by the partners or members of such Person and taking into account allocations pursuant to Section 704(c) of the Code. The character of each separately stated item shall be disregarded for purposes of determining Taxable Income; provided that net capital loss, as defined in Section 1222(10) of the Code, shall not be taken into account in determining Taxable Income.

     "Third Priority Lien Obligations" means the Debt Incurred under the Petro Holdings Notes and all other obligations under the indenture governing the Petro Holdings Notes.

     "Third Priority Liens" means all Liens that secure the Third Priority Lien Obligations; provided that the Notes shall be secured by Second Priority Liens if any other obligations are secured by Third Priority Liens.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in
Section 8.3 hereof).

     "Transactions" means (1) the entering by the Company into a Credit Agreement of approximately $50,000,000; (2) the repayment and retirement of the Company's existing senior credit facilities; (3) the redemption of, or tender offer for, the Company's 10 1/2% Senior Notes due 2007; (4) the issuance of the Notes; (5) the reduction of the Company's outstanding trade credit balance with Affiliates of the Exxon Mobil Oil Corporation and the grant of a second priority security interest in the Company's assets to secure all or a portion of the remaining trade credit balance; and (6) the Petro Holdings' exchange offer and consent solicitation.

     "Treasury Management Agreements" means the Treasury Management Agreements as defined in the Credit Agreement.

     "Trust Officer," when used with respect to the Trustee, means any officer or assistant officer of the Trustee assigned to the Corporate Trust Administration department or similar department performing corporate trust work of the Trustee or any successor to such department or, in the case of a successor Trustee, any officer of such successor Trustee performing corporate trust functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

     "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

     "U.S. Government Obligations" means (i) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government obligation or a specific payment of principal or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt.

     "Volvo" means Volvo Trucks of North America, Inc. and its Affiliates.

     "Voting Interests" means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the board of directors or comparable body of such Person.

     "Wholly-Owned" means, with respect to a Subsidiary, any Subsidiary, all of the outstanding Capital Stock or other ownership interests (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company.

Section 1.2.   Other Definitions.
               ------------------

     The definitions of the following terms may be found in the sections indicated as follows:

                                                                      Defined in
Term                                                                   Section
----                                                                  ----------
"Affiliate Transaction"............................................     4.10
"Agent Members"....................................................     2.14
"Bankruptcy Law"...................................................     6.1
"Business Day......................................................    11.8
"Covenant Defeasance"..............................................     9.3
"Custodian"........................................................     6.1
"Discharge"........................................................     9.1
"Event of Default".................................................     6.1
"Excess Proceeds"..................................................     4.9
"Exchange Notes"...................................................     2.2
"Global Notes".....................................................     2.1
"Legal Defeasance".................................................     9.2
"Legal Holiday"....................................................    11.8
"Offshore Physical Notes"..........................................     2.1
"Paying Agent".....................................................     2.3
"Physical Notes"...................................................     2.1
"Private Exchange Notes"...........................................     2.2
"Registrar"........................................................     2.3
"Required Filing Dates"............................................     4.2
"Reinvestment Date"................................................     4.9
"Specified Period".................................................     4.6
"Surviving Entity".................................................     5.1
"Unrestricted Subsidiary"..........................................     4.13

Section 1.3.   Incorporation by Reference of Trust Indenture Act.
               --------------------------------------------------

     Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture securityholder" means a Holder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor on the indenture securities" means the Issuers, the Guarantors or any other obligor on the Notes.

     All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

Section 1.4.   Rules of Construction.
               ----------------------

     Unless the context otherwise requires:

     (1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

     (3)  "or" is not exclusive;

     (4) words in the singular include the plural, and in the plural include the singular;

     (5)  words used herein implying any gender shall apply to every gender;

     (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or Subdivision, unless expressly stated otherwise; and

     (7) the term "interest" shall include all Additional Interest as provided in the Registration Rights Agreement for purposes of this Indenture and the Notes.

                                   ARTICLE II

                                   THE NOTES
                                   ---------

Section 2.1.   Dating; Incorporation of Form in Indenture.
               -------------------------------------------

     The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, any depository trust company or stock exchange rule or usage. The Issuers may use "CUSIP" numbers in issuing the Notes. The Issuers shall approve the form of the Notes. Each Note shall be dated the date of its authentication.

     The Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A ("Global Notes"), deposited with the Trustee, as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth on Exhibit B and Exhibit D. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

     Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued in the form of temporary Global Notes in registered form in substantially the form set forth in Exhibit A (the "Offshore Physical Notes"), deposited with the Trustee as custodian for the Depository, duly executed by the Issuers and authenticated by the Trustee as hereinafter provided and shall bear the legends set forth on Exhibit C and Exhibit D. Notes offered and sold to Institutional Accredited Investors or in reliance on any other exemption from registration under the Securities Act (other than as described in the preceding paragraph) shall be issued, and Notes offered and sold in reliance on Rule 144A to Qualified Institutional Buyers may, after their initial issuance, be issued, in the form of certificated Notes in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Notes") and shall bear the legend set forth in Exhibit B. The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "Physical Notes."

Section 2.2.   Execution and Authentication.
               -----------------------------

     The Notes shall be executed on behalf of each of the Issuers by an Officer of each of the Issuers. Such signatures may be either manual or facsimile.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

     A Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount of up to $250,000,000 upon a Company Request of which $225,000,000 will be issued on the date of this Indenture. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.7 hereof. Upon receipt of a Company Request and an Officers' Certificate from the Issuers certifying that the registration statement relating to the exchange offer specified in the Registration Rights Agreement or a registration statement relating to an exchange offer with respect to Notes issued after the Issue Date is effective and that the conditions precedent to a private exchange thereunder have been met, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $225,000,000 with respect to the exchange offer specified in the Registration Rights Agreement and $25,000,000 with respect to a registration statement relating to an exchange offer with respect to Notes issued after the Issue Date for issuance in exchange for all such Notes previously issued pursuant to an exchange offer registered under the Securities Act or pursuant to a Private Exchange (as defined in the Registration Rights Agreement). Exchange Notes (as defined in the Registration Rights Agreement) or Private Exchange Notes (as defined in the Registration Rights Agreement) or Notes issued in exchange with respect to the exchange offer specified in the Registration Rights Agreement or with respect to a registration statement relating to an exchange offer with respect to Notes issued after the Issue Date, may have such distinctive series designations and such changes in the form (but not the substance) thereof as are specified in the Company Request referred to in the preceding sentence. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same right as the Trustee in dealing with the Issuers or any Affiliate of the Issuers.

Section 2.3.   Registrar and Paying Agent.
               ---------------------------

     The Issuers shall appoint a registrar, which shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), and a paying agent, which shall maintain an office or agency located in the Borough of Manhattan, City of New York, State of New York, where Notes may be presented for payment ("Paying Agent") and shall maintain an office or agency where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuers may appoint one or more co-registrars and one or more additional paying agents. Neither the Issuers nor any Affiliate of the Issuers may act as Paying Agent. The Issuers may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party (or Affiliate of a party) to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuers shall notify the Trustee of the name and address of any such Agent. If the Issuers fail to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation pursuant to Section 7.7. The Issuers initially appoint the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes and The Bank of New York, 101 Barclay Street, New York, New York 10286, as the Paying Agent's office in New York, New York.

Section 2.4.   Paying Agent To Hold Money in Trust.
               ------------------------------------

     Each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes (whether such money has been paid to it by the Issuers or any other obligor on the Notes), and the Issuers and the Paying Agent shall notify the Trustee of any default by the Issuers (or any other obligor on the Notes) in making any such payment. Money held in trust by the Paying Agent need not be segregated except as required by law and in no event shall the Paying Agent be liable for any interest on any money received by it hereunder. The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee may, at any time during the continuance of any Event of Default specified in Section 6.1(1) or (2), upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.5.   Holder Lists.
               -------------

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuers shall furnish to the Trustee on or before each January 15 and July 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, including the aggregate principal amount of Notes held by each such Holder.

Section 2.6.   Transfer and Exchange.
               ----------------------

     Subject to Section 2.15, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested, provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuers and the Registrar duly executed by the Holder thereof or his attorney, duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section
2.3 hereof, the Issuers shall issue and execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without any service charge to the Holder, except that the Issuers may require payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.9, 3.6 or 8.5 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed or purchased pursuant to Sections 4.9 and 4.18. The Trustee shall not be required to exchange or register transfers of any Notes called or being called for redemption or selected or being selected for repurchase in whole or in part, except the unredeemed or unpurchased portion of any Note being redeemed or repurchased in part.

     Any Holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. Each Holder of a Note agrees to indemnify the Issuers and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable U.S. federal or state securities law.

Section 2.7.   Replacement Notes.
               ------------------

     If a mutilated Note is surrendered to the Registrar or Trustee or if the Holder of a Note presents evidence to the satisfaction of the Issuers and the Trustee that the Note has been lost, destroyed or wrongfully taken and of the ownership thereof, the Issuers shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. An indemnity bond may be required by the Issuers or the Trustee that is sufficient in the judgment of the Issuers and the Trustee to protect the Issuers, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Issuers and the Trustee each may charge for its expenses (including reasonable attorneys' fees and expenses) in replacing a Note. Every replacement Note is an additional obligation of the Issuers.

Section 2.8.   Outstanding Notes.
               ------------------

     Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding until the Issuers and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

     If the Trustee or a Paying Agent holds on a Redemption Date, Purchase Date or Maturity Date money sufficient to pay the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue. Subject to Section 11.6, a Note does not cease to be outstanding solely because an Issuer or any Affiliate of the Issuers holds the Note.

Section 2.9.   Temporary Notes.
               ----------------

     Until definitive Notes are ready for delivery, the Issuers may prepare and the Trustee, upon receipt of a Company Request, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, benefits and privileges, of definitive Notes but may have variations that the Issuers consider appropriate for temporary Notes. Without unreasonable delay, the Issuers shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10.  Cancellation.
               -------------

     The Issuers at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and retain or, upon written request of the Issuers, return to the Issuers in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.7 hereof, the Issuers may not issue new Notes to replace Notes (i) in respect of which it has previously paid all principal, premium, if any, Redemption Price or Purchase Price, and accrued interest thereon, or (ii) delivered to the Trustee for cancellation.

Section 2.11.  Defaulted Interest.
               -------------------

     If the Issuers default in a payment of interest on the Notes, such interest shall forthwith cease to be payable to the registered Holder on the relevant record date and the Issuers shall pay the defaulted amounts, plus (to the extent permitted by law) any interest payable on defaulted amounts pursuant to Section
4.1 hereof, to the Persons who are Holders on a subsequent special record date. The Issuers shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days' notice of the proposed amount to be paid and the payment date. At least 15 days before the special record date, the Issuers shall mail or cause to be mailed to each Holder at his address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Issuers may pay such amounts in any other lawful manner satisfactory to the Trustee.

Section 2.12.  Deposit of Moneys.
               ------------------

     Prior to 10:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Issuers shall have deposited with the Paying Agent in New York, New York in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be. The principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, Global Notes shall be payable by the Paying Agent to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, Physical Notes shall be payable at the office of the Paying Agent in New York, New York.

Section 2.13.  CUSIP Number.
               -------------

     The Issuers, in issuing the Notes, may use a "CUSIP" number(s), and if so, the Trustee shall use the CUSIP number(s) in notices of redemption or exchange as a convenience to Holders, provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuers shall promptly notify the Trustee of any change in the CUSIP number(s).

Section 2.14.  Book-Entry Provisions for Global Notes.
               ---------------------------------------

     (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Exhibit B.

     Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Note, and the Depository may be treated by the Issuers, the Trustee and any agent of the Issuers or the Trustee as the absolute owner of the

Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuers, the Trustee or any agent of the Issuers or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of Global Notes (including the exchange thereof for Exchange Notes pursuant to the exchange offer contemplated by Section 2.2) shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes in accordance with the rules and procedures of the Depository and the provisions of Section 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depository notifies the Issuers that it is unwilling or unable to continue as Depository for any Global Note and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a written request from the Depository to issue Physical Notes.

     (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Issuers shall execute, and the Trustee shall, upon receipt of a written order from the Issuers, authenticate and make available for delivery one or more Physical Notes of like tenor and amount. In the event that the Physical Notes are not issued to each such beneficial owner promptly after the Registrar has received a request from DTC to issued such Physical Notes, the Company expressly acknowledges, with respect to the right of any Holder to pursue a remedy pursuant to Section 6.6 or
6.7 hereof, the right of any beneficial holder of Notes to pursue such remedy with respect to the portion of the Global Note that represents such beneficial holder's Notes as if such Physical Notes had been issued.

     (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

     (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or (d) shall, except as otherwise provided by paragraphs (a)(i)(x) and (c) of Section 2.15, bear the Private Placement Legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

     (f) The Holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture, the Notes or the Guarantees.

Section 2.15.  Special Transfer Provisions.
               ---------------------------

     (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after the date such Note may be freely transferable pursuant to Rule 144 of the Securities Act or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit C hereto or (2) in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred, and (b) the Issuers shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

     (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Issuers and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuers as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

     (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section 2.15 exist,
(ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuers and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officers' Certificate from the Issuers to such effect.

     (d) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Issuers shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Registrar.

                                   ARTICLE III

                                   REDEMPTION
                                   ----------

Section 3.1.   Notices to Trustee.
               ------------------

     If the Issuers elect to redeem Notes pursuant to Section 3.7 hereof, (i) at least 60 days prior to the Redemption Date in the case of a partial redemption,
(ii) at least 45 days prior to the Redemption Date in the case of a total redemption or (iii) during such other period as the Trustee may agree to in writing, the Issuers shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained in Section 3.7 hereof, as appropriate.

Section 3.2.   Selection by Trustee of Notes to Be Redeemed.
               --------------------------------------------

     In the event that fewer than all of the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed, if the Notes are listed on a national securities exchange, in accordance with the rules of such exchange or, if the Notes are not so listed, by lot, pro rata or by such other method as it shall deem appropriate. The Trustee shall promptly notify the Issuers of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. The Trustee may select for redemption portions of the principal of the Notes that have denominations larger than $1,000. Notes and portions thereof the Trustee selects shall be redeemed in amounts of $1,000 or whole multiples of $1,000. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.3.   Notice of Redemption.
               ---------------------

     At least 30 days, but no more than 60 days, before a Redemption Date, the Issuers shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at his or her last address as the same appears on the registry books maintained by the Registrar pursuant to
Section 2.3 hereof.

     The notice shall identify the Notes to be redeemed (including the CUSIP numbers thereof) and shall state:

     (1)  the Redemption Date;

     (2)  the Redemption Price;

     (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

     (4)  the name and address of the Paying Agent;

     (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

     (6) that unless the Issuers default in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

     (7) the paragraph of Section 3.7 hereof pursuant to which the Notes called for redemption are being redeemed; and

     (8) the aggregate principal amount of Notes that are being redeemed. At the request of the Issuers, the Trustee shall give the notice of redemption in the name of the Issuers and at the sole expense of the Issuers.

Section 3.4.   Effect of Notice of Redemption.
               -------------------------------

     Once the notice of redemption described in Section 3.3 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus interest accrued to the Redemption Date. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, plus interest accrued to the Redemption Date, provided that if the Redemption Date is after a regular interest payment record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date, and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5.   Deposit of Redemption Price.
               ----------------------------

     On or prior to 10:00 A.M., New York City time, on each Redemption Date, the Issuers shall deposit with the Paying Agent in immediately available funds money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuers to the Trustee for cancellation.

     On and after any Redemption Date, if money sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph and payment thereof is not prohibited pursuant to the terms of this Indenture, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.4, accrued and unpaid interest on such Notes to the Redemption Date. If any Note called for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid Redemption Price of the Note and any interest not paid on such unpaid amount, in each case, at the rate and in the manner provided in the Notes.

Section 3.6.   Notes Redeemed in Part.
               -----------------------

     Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.7.   Optional Redemption.
               --------------------

     (a) The Issuers may redeem the Notes, at the option of the Issuers, in whole or in part, at any time on or after February 15, 2008, upon not less than 30 nor more than 60 days' notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date), if redeemed during the 12-month period beginning February 15, of the years indicated:

Year                   Redemption Price
-------------------    ----------------
2008                       104.500%
2009                       102.250%
2010 and thereafter        100.000%

     (b) In addition to the foregoing, prior to February 15, 2007, the Issuers may, with the net proceeds of one or more Public Equity Offerings of Qualified Capital Interests in the Company or a Successor Entity, redeem up to 35% of the aggregate principal amount of the outstanding Notes at a Redemption Price (expressed as a percentage of the principal amount to be redeemed) of 109.000%, plus accrued interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant regular record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that at least 65% of the principal amount of Notes originally issued on the Issue Date remains outstanding immediately after the occurrence of any such redemption and that any such redemption occurs within 90 days following the closing of any such Public Equity Offering.

                                   ARTICLE IV

                                    COVENANTS
                                    ---------

Section 4.1.   Payment of Notes.
               -----------------

     The Issuers shall pay or cause to be paid the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest (which shall include any applicable Additional Interest as provided in the Registration Rights Agreement) on, the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal, premium, if any, Redemption Price or Purchase Price of, or accrued interest on, the Notes shall be considered paid on the date it is due if the Trustee or a Paying Agent holds on that date money designated for and sufficient to pay such installment. The Issuers shall pay interest on overdue principal, premium, if any, Redemption Price and Purchase Price (including post-petition interest in a proceeding under any Bankruptcy Law) and overdue interest, to the extent lawful, at the rate specified in the Notes.

Section 4.2.   SEC Reports.
               ------------

     (a) Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company will, to the extent accepted by the SEC and not prohibited under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if it were subject thereto, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which it would have been required to file them. The Company will also, in the event that filing such documents by the Company with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, promptly upon written request, supply copies of such documents to any prospective Holder. For so long as any Notes remain outstanding, the

Company will furnish to the Holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) The Issuers will, upon request, provide to any Holder of Notes or any prospective transferee of any such Holder any information concerning the Issuers (including financial statements) necessary in order to permit such Holder to sell or transfer Notes in compliance with Rule 144A under the Securities Act; provided, however, that the Issuers shall not be required to furnish such information in connection with any request made on or after the date which is three years from the later of (i) the date such Note (or any predecessor Note) was acquired from the Issuers or (ii) the date such Note (or any predecessor
Note) was last acquired from an "affiliate" of the Issuers within the meaning of Rule 144 under the Securities Act.

Section 4.3.   Waiver of Stay, Extension or Usury Laws.
               ----------------------------------------

     The Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuers from paying all or any portion of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture and (to the extent that they may lawfully do so) the Issuers hereby expressly waive all benefit or advantage of any such law, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.4.   Compliance Certificate.
               -----------------------

     (a) The Issuers shall deliver to the Trustee, within 100 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Issuers has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge each of the Issuers has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes are prohibited or, if such event has occurred, a description of the event and what action each of the Issuers is taking or proposes to take with respect thereto.

     (b) So long as (and to the extent) not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of each

Issuer's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention which would lead them to believe that the Issuer has violated any provisions of this Article IV or Article V of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly for any failure to obtain knowledge of any such violation.

     (c) The Issuers will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith (and in any event within ten calendar days) upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Issuers are taking or propose to take with respect thereto.

Section 4.5.   Taxes.
               ------

     The Company shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all material taxes, assessments, and governmental levies except as contested in good faith and by appropriate proceedings.

Section 4.6.   Limitation on Incurrence of Debt.
               ---------------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt), unless, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Interest Coverage Ratio of the Company and its Restricted Subsidiaries for the last four fiscal quarters for which financial information is available at the date of determination (the "Specified Period"), determined on a pro forma basis as if any such Debt, and any other Debt Incurred since the beginning of the Specified Period, had been Incurred and the proceeds thereof had been applied at the beginning of the Specified Period, and any other Debt repaid since the beginning of the Specified Period had been repaid at the beginning of the Specified Period, would be greater than 2.0:1 and (b) no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt.

     (b) If, during the Specified Period or subsequent thereto and prior to the date of determination, the Company or any of its Restricted Subsidiaries shall have engaged in any Asset Sale or acquisition, or shall have designated any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary, EBITDA and Adjusted Interest Expense for the Specified Period shall be calculated on a pro forma basis giving effect to such Asset Sale or acquisition or designation, as the case may be, and the application of any proceeds therefrom as if such Asset Sale or acquisition or designation had occurred on the first day of the Specified Period.

     (c)  If the Debt which is the subject of a determination under this Section
4.6 is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, Property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Specified Period) to the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and the inclusion in EBITDA of the EBITDA of the acquired Person, business, Property or assets or redesignated Subsidiary.

     (d) Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may Incur Permitted Debt.

     (e)  For purposes of determining any particular amount of Debt under this
Section 4.6, (x) the first $25,000,000 of Debt Incurred under the Credit Agreement on the Issue Date shall be treated as Incurred pursuant to clause
(i)(b) of the definition of "Permitted Debt," (y) Guarantees, Liens or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included and (z) any Liens granted pursuant to the equal and ratable provisions referred to in
Section 4.11 shall not be treated as Debt. For purposes of determining compliance with this Section 4.6, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above (other than Debt referred to in clause (x) of the preceding sentence), including under Section 4.6(a) of this Section 4.6, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Debt.

     (f) The Issuers and any Guarantor will not Incur any Debt that pursuant to its terms is subordinate or junior in right of payment to any Debt unless such Debt is subordinated in right of payment to the Notes and the Note Guarantees to the same extent; provided that Debt will not be considered subordinate or junior in right of payment to any other Debt solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Section 4.7.   Limitation on Issuance and Sale of Capital Interests in
               -------------------------------------------------------
               Restricted Subsidiaries.
               ------------------------

     The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any Capital Interest of a Restricted Subsidiary (including options, warrants or other rights to purchase such Capital Interest) except (i) to the Company or a Wholly-Owned Restricted Subsidiary;
(ii) issuances of director's qualifying shares; (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, provided that any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under Section 4.8, if made on the date of such issuance or sale, and (iv) issuances or sales of Common Interests, the net cash proceeds of which are applied pursuant to clause (a)(iii)(A) or (a)(iii)(B) of Section 4.9 or will constitute Excess Proceeds or Collateral Excess Proceeds for purposes of
Section 4.9.

Section 4.8.   Limitation on Restricted Payments.
               ---------------------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:

          (i) no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;

          (ii) after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt (other than Permitted Debt) pursuant to the provisions described in paragraph (a) of Section 4.6 hereof; and

          (iii) after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date shall not exceed the sum (without duplication) of (a) 50% of the Adjusted Net Income (or, if Adjusted Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter after which the initial issuance of the Notes occurred and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus (b) 100% of the aggregate net cash proceeds received by the Company subsequent to the Issue Date from the issuance and sale (other than to a Restricted Subsidiary) of its Qualified Capital Interests, including Qualified Capital Interests issued upon the conversion of Debt or Redeemable Capital Interests of the Company issued after the Issue Date, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests, plus (c) 100% of the net reduction in Investments (other than Permitted Investments), subsequent to the Issue Date, in any Person, resulting from payments of interest on Debt, dividends, repayments of loans or advances (but only to the extent such interest, dividends or repayments are not included in the calculation of Adjusted Net Income), in each case to the Company or any Restricted Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries in accordance with this Indenture, not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person.

     (b) Notwithstanding paragraph (a) of this Section 4.8, the Company and its Restricted Subsidiaries may take the following actions, provided that with respect to clauses (ii), (iii), (iv), (vi), (viii) and (ix) of this paragraph
(b) of this Section 4.8, immediately after giving effect to such action, no Default or Event of Default has occurred and is continuing:

          (i) the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary within 60 days after declaration thereof if at the declaration date such payment would not have been prohibited by the foregoing provisions of this Section 4.8;

          (ii) the retirement of any Qualified Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other Qualified Capital Interests of the Company;

          (iii) the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company that is subordinate in right of payment to the Notes out of the net cash proceeds of a substantially concurrent issue and sale (other than to a

     Restricted Subsidiary) of new subordinated Debt of the Company Incurred in accordance with this Indenture;

          (iv) payments due under the Permitted Affiliate Agreements that would otherwise constitute Restricted Payments (other than pursuant to clause (v) below);

          (v) cash distributions by the Company to its partners on its Capital Interests, for so long as it is organized as a partnership or other substantially similar pass-through entity for federal income tax purposes, in aggregate amounts not exceeding the aggregate amount of Permitted Tax Distributions accrued after January 1, 2003;

          (vi) the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or Petro Holdings held by employees or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement, termination of employment or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $1,000,000 in any fiscal year; and

          (vii)  Guarantees included in Permitted Debt;

          (viii) the payment of dividends or distributions on Capital Interests in the Company to Petro Holdings (a) in an amount not to exceed the Applicable Petro Holding Cash Payments; provided that the proceeds of such dividends or distributions are used promptly to pay obligations on the Petro Holdings Notes and the Petro Holdings 15% Notes and (b) in an amount not to exceed $300,000 in any fiscal year; provided that the proceeds of such dividends or distributions are used to pay administrative expenses of Petro Holdings;

          (ix)   Restricted Payments not in excess of $3,000,000; and

          (x)    payments and distributions to consummate the Transactions.

     (c)  The actions described in clauses (i), (ii), (iv), (vi), (viii)(a) and
(ix) of paragraph (b) of this Section 4.8 shall reduce, but without duplication, the amount that would otherwise be available for Restricted Payments under clause (iii) of paragraph (a) of this Section 4.8.

     (d) If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Board of Directors of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company's financial statements affecting Adjusted Net Income.

     (e) If any Person in which an Investment is made, which Investment constitutes a Restricted Payment when made, thereafter becomes a Restricted Subsidiary in accordance with this Indenture, all such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to clause (iii) of paragraph
(a) of this Section 4.8, in each case to the extent such Investments would otherwise be so counted.

     (f) If the Company or a Restricted Subsidiary transfers, conveys, sells, leases or otherwise disposes of an Investment in accordance with Section 4.9 hereof, which Investment was originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of "Restricted Payments," the aggregate amount expended or declared for all Restricted Payments shall be reduced by the lesser of (i) the Net Cash Proceeds from the transfer, conveyance, sale, lease or other disposition of such Investment or (ii) the amount of the original Investment, in each case, to the extent originally included in the aggregate amount expended or declared for all Restricted Payments pursuant to clause (c) of the definition of "Restricted Payments."

     (g) For purposes of this Section 4.8, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

Section 4.9.   Limitation on Asset Sales.
               -------------------------

     (a) The Company will not, and will not permit any Restricted Subsidiary to, consummate an Asset Sale unless: (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property or assets sold or otherwise disposed of; (ii) at least 85% of the consideration received by the Company or such Restricted Subsidiary for such Property or assets consists of cash or Eligible Cash Equivalents; provided that the amount of any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than (x) contingent liabilities and liabilities that are by their terms subordinate to the Notes or any Guarantee thereof by any Restricted Subsidiary and (y) unsecured liabilities) that are assumed in writing by the transferee of any such assets (and for which the Company receives a written release from the creditors) will be deemed to be cash for the purposes of this clause (ii); and (iii) the Net Cash Proceeds received by the Company or such Restricted Subsidiary relating to Assets Sales are applied as set forth in clause (A) or (B) in each case to the extent that the Company elects or is so required: (A) to repay or purchase and reduce outstanding Applicable Debt and, in the case of revolving loans and other similar obligations, reduce the commitment thereunder; provided, however, that such repayment and commitment reduction occurs within 270 days following the receipt of such Net Cash Proceeds; or (B) to an investment in Replacement Assets; provided, however, that such investment occurs or the Company or such Restricted Subsidiary enters into contractual commitments to make such investment, subject only to customary conditions (other than the obtaining of financing), on or prior to the 270th day following receipt of such Net Cash Proceeds and Net Cash Proceeds contractually committed are commenced to be so applied within 365 days following the receipt of such Net Cash Proceeds; and provided, further, that, with respect to Asset Sales involving Collateral, such Replacement Assets shall become subject to a Second Priority Lien in favor of the Trustee on behalf of the Holders. Notwithstanding any provision of this
Section 4.9, Asset

Swaps entered into by the Company or any Restricted Subsidiary in the normal course of business shall not be subject to clause (ii) of the immediately preceding sentence.

     (b) Any Net Cash Proceeds from any Asset Sale involving Collateral that are not used to reinvest in Replacement Assets or to repay Applicable Debt in accordance with this Section 4.9 shall constitute "Collateral Excess Proceeds." Any Net Cash Proceeds from any Asset Sale not involving Collateral that are not used to reinvest in Replacement Assets and/or repay Applicable Debt shall constitute "Excess Proceeds."

     (c) When the aggregate amount of Collateral Excess Proceeds exceeds $10,000,000, the Issuers shall make an Offer to Purchase, from all Holders on a pro rata basis, Notes in an aggregate principal amount equal to the Collateral Excess Proceeds, at a Purchase Price in cash equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Purchase Date. To the extent that any amount of Collateral Excess Proceeds remains after completion of such Offer to Purchase, the Company may use such remaining amount for general corporate purposes, and the amount of Collateral Excess Proceeds shall be reset to zero.

     (d) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Issuers shall make an Offer to Purchase, from all Holders on a pro rata basis, Notes in an aggregate principal amount equal to the Excess Proceeds, at a Purchase Price in cash equal to 100% of the principal amount thereof, together with accrued interest, if any, to the Purchase Date; provided, however, that if the Issuers elect (or are required by the terms of any Applicable Debt), such Offer to Purchase may be made ratably to purchase the Notes and such Applicable Debt. To the extent that any amount of Excess Proceeds remains after completion of such Offer to Purchase, the Company may use such remaining amount for general corporate purposes, and the amount of Excess Proceeds shall be reset to zero.

     (e) On or before the Purchase Date, the Trustee shall, to the extent lawful, accept for payment, on a pro rata basis or by such other method as the Trustee shall deem fair and appropriate to the extent necessary, Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Offer to Purchase, deposit with the Paying Agent U.S. legal tender sufficient to pay the purchase price plus accrued interest, if any, on the Notes to be purchased and deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Issuers in accordance with the terms of this Section 4.9. The Paying Agent shall promptly mail or deliver to each tendering Holder an amount equal to the Purchase Price of the Note tendered by such Holder and accepted by the Company for purchase (which payment shall, in the case of the Holders of interests in the Global Note, be through the facilities of the Depository), and the Issuers shall promptly issue a new Note, and the Trustee shall authenticate and mail or make available for delivery such new Note to such Holder equal in principal amount to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuers to the Holder thereof. The Company will publicly announce the results of the Offer to Purchase on the Purchase Date. To the extent that any amount of Excess Proceeds remains after completion of such Offer to Purchase, the Company may use such remaining amount for general corporate purposes, and the amount of Excess Proceeds shall be reset to zero.

     (f) The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and other securities laws or regulations in the event that an Offer to Purchase is required.

Section 4.10.  Limitation on Transactions with Affiliates.
               ------------------------------------------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, conduct any business or enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any Guarantee or the rendering of any service) with any Unrestricted Subsidiary or any Affiliate of the Company or any Restricted Subsidiary other than transactions solely among any of the Company and its Restricted Subsidiaries (an "Affiliate Transaction") unless: (i) such business, transaction or series of related transactions is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction between unaffiliated parties; and (ii) with respect to an Affiliate Transaction involving an amount or having a value in excess of $500,000, the Company delivers to the Trustee an Officers' Certificate stating that such business, transaction or series of related transactions complies with clause (i) above. In the case of an Affiliate Transaction involving an amount or having a value in excess of $3,000,000 but less than or equal to $10,000,000, the Company must obtain a Board Resolution of the Board of Directors (including a majority of Disinterested Directors, if any) certifying that such Affiliate Transaction complies with clause (i) above. In the case of an Affiliate Transaction involving an amount or having a value in excess of $10,000,000, the Company must obtain a written opinion of a nationally recognized investment banking firm or other expert stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view. The foregoing limitation does not limit, and shall not apply to, (1) any transaction or series of related transactions pursuant to the terms of the Permitted Affiliate Agreements, (2) Restricted Payments and Permitted Investments permitted under this Indenture and payments made solely in Qualified Capital Interests of the Company that would be Restricted Payments if they were not excluded from the definition of Restricted Payments pursuant to clause (a) of the definition of Restricted Payments, (3) the payment of reasonable and customary fees and indemnities to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors, (4) the payment of reasonable and customary compensation and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith, and (5) any transaction pursuant to a written agreement, arrangement or understanding with any Joint Venture Company; provided, however, that any Capital Interest or Debt of such Joint Venture Company that is beneficially owned by an Affiliate of the Company shall only be beneficially owned by the Company or a Wholly-Owned Restricted Subsidiary of the Company. In addition, for purposes of this Section 4.10, any transaction or series of related transactions between the Company or any Restricted Subsidiary and an Affiliate of the Company that is approved by a majority of the Disinterested Directors, if any, shall be deemed to comply with clause (i) above. Notwithstanding the provisions of this Section 4.10, the Company and its Restricted Subsidiaries are permitted to consummate the Transactions and to pay fees in connection with the consummation of the Transactions.

Section 4.11.  Limitations on Liens.
               --------------------

     (a) The Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind on or with respect to the Collateral except Permitted Liens, the First Priority Liens to secure the First Priority Lien Obligations, the Second Priority Liens to secure the Second Priority Lien Obligations, and the Third Priority Liens to secure the Third Priority Lien Obligations.

     (b) Subject to paragraph (a) of this Section 4.11, the Company will not, and will not permit any of its Restricted Subsidiaries, directly or indirectly, to enter into, create, incur, assume or suffer to exist any Liens of any kind, other than Permitted Liens, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom except the Collateral without securing the Notes and all other amounts due under this Indenture (for so long as such Lien exists) equally and ratably with (or prior to) the obligation or liability secured by such Lien or, if such Lien secures a First Priority Obligation, without securing the Notes and all other amounts due under this Indenture on a second priority basis as set forth in Article X.

Section 4.12.  Limitation on Operating Leases.
               ------------------------------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any operating lease of a Stopping Center, as lessee, except:

          (a)  operating leases that comply with Section 4.15;

          (b) extensions or amendments of existing leases to the extent such extensions or amendments relate to Stopping Centers being leased by the Company or any Restricted Subsidiary on the Issue Date; and

          (c) leases that, in aggregate, together with other such operating leases of a Stopping Center (other than leases not described in clauses (a) or (b) of this Section 4.12) entered into after the Issue Date, do not require payments to the lessor or any Affiliate thereof in any year in excess of $10,000,000; provided that the Company and its Restricted Subsidiaries will not, in any year, enter into any such operating leases that require, in the aggregate, payments in any year in excess of $2,500,000.

Section 4.13.  Limitation on Creation of Unrestricted Subsidiaries.
               ---------------------------------------------------

     The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors of the Company as set forth below where (a) neither the Company nor any of its Restricted Subsidiaries (i) provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Restricted Subsidiaries to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity; and (2) any Subsidiary of an Unrestricted Subsidiary.

     The Company may designate any Subsidiary (other than PFC or any Subsidiary holding any of the Collateral) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Interests of, or owns or holds any Lien on any property of, any other Restricted Subsidiary of the Company, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt pursuant to paragraph (a) of Section 4.6 hereof and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the Fair Market Value or book value of such Subsidiary pursuant to Section 4.8 hereof and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder. An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred under Section 4.6 hereof and (ii) all the Liens on the Property and assets of such Unrestricted Subsidiary could be incurred pursuant to Section 4.11 hereof.

     Any designation of a Restricted Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by this Indenture.

Section 4.14.  Limitation on Dividends and Other Payments Affecting Restricted
               ---------------------------------------------------------------
               Subsidiaries.
               ------------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture, law or regulation) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests owned by the Company or any Restricted Subsidiary or pay any Debt or other obligation owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary thereof, or (iii) transfer any of its Property or assets to the Company or any Restricted Subsidiary, except:

          (a) any encumbrance or restriction in existence on the Issue Date, including those required by the Credit Agreement;

          (b) any encumbrance or restriction pursuant to an agreement relating to an acquisition of property, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);

          (c) any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;

          (d) any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt issued pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c) of this
     Section 4.14, so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such agreements in the good faith judgment of the Board of Directors of the Company;

          (e) customary provisions restricting subletting or assignment of any lease, contract or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder; and

          (f) any restriction on the sale or other disposition of assets or Property securing Debt as a result of a Permitted Lien on such assets or Property.

Nothing contained in this Section 4.14 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in Section 4.11 or (ii) restricting the sale or other disposition of Property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with this Indenture.

Section 4.15.  Limitation on Sale and Lease-Back Transactions.
               ----------------------------------------------

     The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless (i) the consideration received in such Sale and Leaseback Transaction is at least equal to the fair market value of the Property sold, as determined by a Board Resolution of the Company, (ii) prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with Section 4.6 hereof and (iii) at or after such time the Company and such Restricted Subsidiary also comply with
Section 4.9 of this Indenture.

Section 4.16.  Payments for Consent.
               --------------------

     Neither the Company nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Section 4.17.  Partnership and Corporate Existence.
               -----------------------------------

     Subject to Article V hereof, the Issuers shall do or cause to be done all things necessary to preserve and keep in full force and effect their partnership or corporate existence, and the corporate, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Restricted Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Issuers shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries (other than with respect to PFC), if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.18.  Change of Control.
               -----------------

     (a) Upon the occurrence of a Change of Control, the Issuers will make an Offer to Purchase all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to the Purchase Date. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 30 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuers commence an Offer to Purchase all outstanding Notes at the Purchase Price (provided that the running of such 30-day period shall be suspended, for up to a maximum of 30 days, during any period when the commencement of such Offer to Purchase is delayed or suspended by reason of any court's or governmental authority's review of or ruling on any materials being employed by the Issuers to effect such Offer to Purchase, so long as the Issuers have used and continue to use their best efforts to make and conclude such Offer to Purchase promptly) and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.

     (b) The Issuers will not be required to make an Offer to Purchase upon a Change of Control if a third party makes such Offer to Purchase contemporaneously with or upon a Change of Control in the manner, at the times and otherwise in compliance with the requirements of this Indenture and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

     (c) On the Purchase Date, the Issuers shall, to the extent lawful, (i) accept for payment Notes or portions thereof or beneficial interests under a Global Note properly tendered pursuant to the Offer to Purchase, (ii) deposit with the Paying Agent (by no later than 1:00 p.m. on such date) money sufficient to pay the Purchase Price of all Notes or portions thereof or beneficial interests so tendered and (iii) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Issuers. The Paying Agent shall promptly (1) mail to each holder of Notes so accepted and (2) remit to the Depository for crediting to the respective accounts of the Holders under a Global Note of beneficial interest so accepted, payment in an amount equal to the purchase price for such Notes (which payment shall, in the case of the Holders of beneficial interests in a Global Note, be through the facilities of the Depository), and the Issuers shall execute and issue, and the

Trustee shall promptly authenticate and mail to such holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered and shall issue a Global Note equal in principal amount to any unpurchased portion of beneficial interest so surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

     (d)  If the Company or any Subsidiary thereof has issued any outstanding
(A) Debt that is subordinated in right of payment to the Notes or (B) Preferred Interests, and the Company or such Subsidiary is required to make a Offer to Purchase or to make a distribution with respect to such subordinated Debt or Preferred Interests in the event of a Change of Control, the Company shall not consummate any such offer or distribution with respect to such subordinated Debt or Preferred Interests until such time as the Company shall have paid the Purchase Price in full to the holders of Notes that have accepted the Company's Offer to Purchase and shall otherwise have consummated the Offer to Purchase made to holders of the Notes. The Company will not issue Debt that is subordinated in right of payment to the Notes or Preferred Interests with change of control provisions requiring the payment of such Debt or Preferred Interests prior to making and consummating an Offer to Purchase the Notes in the event of a Change of Control under this Indenture.

     (e) The Issuers will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and other securities laws or regulations in connection with any repurchase of the Notes as described above.

Section 4.19.  Maintenance of Office or Agency.
               -------------------------------

     The Issuers shall maintain in New York, New York an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Issuers in respect of the Notes and this Indenture may be served. The Issuers shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section
12.2. The Issuers may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in New York, New York for such purposes. The Issuers shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency. The Issuers hereby initially designate the Corporate Trust Office of the Trustee set forth in Section 12.2 as such office of the Company.

Section 4.20.  Maintenance of Properties and Insurance.
               ---------------------------------------

     (a) The Company shall cause all material properties used or useful to the conduct of its business or the business of any of its Restricted Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all equipment deemed necessary in the good faith judgment of the Officers of the Company and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof; provided, however, that nothing in this
Section 4.20 shall prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary concerned, as the case may be, desirable in the conduct of the business of the Company or such Restricted Subsidiary, as the case may be, and is not adverse in any material respect to the Holders.

     (b) The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States of America or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for corporations similarly situated in the industry.

Section 4.21.  Creation of Security Interest on Real Property Collateral.
               ---------------------------------------------------------

     The Company will, and will cause it Restricted Subsidiaries, to deliver to the Collateral Agent as soon as practical, but in any no event later than 30 days after the Issue Date, deeds of trust, trust deeds, or mortgages (collectively, "Mortgages") in form and substance satisfactory to the Collateral Agent, together with (i) satisfactory evidence that such Mortgages have been duly recorded in all filing or recording offices necessary or desirable to ensure that the Collateral Agent has a valid, first and subsisting Lien on the real property constituting part of the Collateral, (ii) evidence that all filing and recording taxes and fees have been paid, and (iii) titles, opinions, surveys or certificates as required by the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may extend the deadline for or waive performance of the Company's obligations referred to in this Section 4.21.

                                    ARTICLE V

                              SUCCESSOR CORPORATION
                              ---------------------

Section 5.1.   Limitation on Consolidation, Merger, Conveyance, Transfer and
               -------------------------------------------------------------
               Lease.
               -----

     (a) The Company will not, and will not permit any Restricted Subsidiary to, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person or the merger of a Restricted Subsidiary into or with another Restricted Subsidiary or another Person that as a result of such transaction becomes or merges into a Restricted Subsidiary), or transfer all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any other Person, unless:

          (i) either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the property and assets of the Company (such

     Person, the "Surviving Entity"), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia, and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal, premium, if any, Redemption Price, Purchase Price and accrued interest on all the Notes and the performance of the covenants and obligations of the Issuers under this Indenture and (3) shall expressly assume, by documentation specified by, and executed and delivered to, the Trustee (and otherwise acceptable to the Collateral Agent), the due and punctual performance of the covenants and obligations of the Company under the Security Documents; provided that at any time the Company or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation;

          (ii) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;

          (iii) immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt (other than Permitted Debt) under paragraph (a) of Section 4.6 hereof; and

          (iv) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction;

provided, however, that, if, in the good faith determination of the Board of Directors of the Company, (I) the purpose of such transaction is (A) to continue the Company as a corporation or (B) to change the state of organization of the Company or a Restricted Subsidiary, and (II) in the good faith opinion of the Board of Directors of the Company no material adverse effect on the creditworthiness of the Company (or the Surviving Entity if the Company is not continuing) and its Restricted Subsidiaries, taken as a whole, shall result as a consequence of the transaction, then clauses (iii) and (iv) above shall not apply; it being recognized that such reorganization shall not be considered to have a material adverse effect on the creditworthiness of the Company solely because the Surviving Entity is subject to income taxation.

     For all purposes of this Indenture and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on Property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

     (b) In connection with any consolidation, merger or transfer of assets contemplated by this Section 5.1, the Company shall deliver or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 5.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

Section 5.2.   Successor Person Substituted.
               ----------------------------

     Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in
Section 5.1 herein, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company or PFC, as the case may be, under this Indenture with the same effect as if such Surviving Entity had been named as the Company or PFC therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company or PFC, as the case may be, pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES
                              ---------------------

Section 6.1.   Events of Default.
               -----------------

     Each of the following is an "Event of Default":

          (1) default in the payment in respect of the principal of (or premium, if any, on) any Note at its maturity (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);

          (2) default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;

          (3) default in the making of an Offer to Purchase as required by this Indenture;

          (4)  failure to perform or comply with Section 5.1 hereof;

          (5) except as permitted by this Indenture, any Guarantee shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company or PFC not to be, in full force and effect and enforceable in accordance with its terms;

          (6) default in the performance, or breach, of any covenant or agreement of an Issuer or any Guarantor in this Indenture (other than a covenant or agreement a default in whose performance or whose breach is specifically dealt with in (1), (2), (3), (4) or (5) above), and continuance of such default or breach for a period of 30 days after written notice thereof has been given to the Issuers by the Trustee or to the Issuers and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;

          (7) a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $5,000,000, whether such Debt now exists or shall hereafter be created, which default or defaults shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or shall constitute a failure to pay at least $5,000,000 of such Debt when due and payable after the expiration of any applicable grace period with respect thereto;

          (8) the entry against the Company or any Restricted Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $5,000,000 by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days; or

          (9) the Company or any Significant Subsidiary or any Guarantor pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

               (D) makes a general assignment for the benefit of its creditors, or

               (E)  generally is not paying its debts as they become due; or

          (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary or any Guarantor in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or any Guarantor or for all or substantially all of the property of the Company or any Significant Subsidiary or any Guarantor, or

               (C) orders the liquidation of the Company or any Significant Subsidiary or any Guarantor,

          and, in each case, the order or decree remains unstayed and in effect for 60 days; and

          (11) unless all of the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, default by the Company or any Significant Subsidiary in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Second Priority Liens on a material portion of the Collateral granted to the Collateral Agent for the benefit of the Trustee and the Holders of the Notes, the repudiation or disaffirmation by the Company or any Significant Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Significant Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed, or waived by the Persons having such authority pursuant to the Security Documents) or otherwise cured within 60 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes and demanding that such default be remedied).

     The term "Bankruptcy Law" means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     The Trustee may withhold notice to the Holders of the Notes of any Default (except in payment of principal, Redemption Price or Purchase Price of, and accrued interest on, the Notes) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding payment of the premium that the Issuers would have had to pay if the Issuers then had elected to redeem the Notes pursuant to Section 3.7(a) hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to the first date on which the Issuers could redeem the Notes pursuant to Section 3.7(a) hereof, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuers with the intention of avoiding the prohibition on redemption of the Notes prior to such first date, then the greatest premium specified in Section 3.7(a) (expressed as a percentage of the principal amount that would otherwise be due) shall also become immediately due and payable to the extent permitted by law upon acceleration of the Notes.

Section 6.2.   Acceleration.
               -------------

     If an Event of Default (other than an Event of Default specified in Section 6.1(9) or (10) above) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Issuers (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul such acceleration if all existing Events of Default, other than the non-payment of accelerated principal of, and accrued interest on, the Notes, have been cured or waived as provided in this Indenture. If an Event of Default specified in
Section 6.1(9) or (10) hereof occurs, the principal of, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

Section 6.3.   Other Remedies.
               --------------

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.4.   Waiver of Past Defaults and Events of Default.
               ---------------------------------------------

     Subject to Sections 6.2, 6.7 and 8.2 hereof, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default (1) in any payment in respect of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuers), or (2) in respect of a covenant or provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequence thereto.

Section 6.5.   Control by Majority.
               -------------------

     The Holders of a majority in principal amount of the Notes then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture or the Security Documents. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or the Security Documents or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust officer, determine that the proceedings so directed, or the exercise of such trust or power, may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.6.   Limitation on Suits.
               -------------------

     Subject to Section 6.7 hereof, no Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7.   Rights of Holders to Receive Payment.
               ------------------------------------

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Note on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.8.   Collection Suit by Trustee.
               --------------------------

     If an Event of Default in payment of principal, premium, if any, Redemption Price or Purchase Price of, or accrued interest on, the Notes specified in
Section 6.1(1) or (2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuers or the Guarantors (or any other obligor on the Notes) for the whole amount of unpaid principal, premium, if any, Redemption Price, Purchase Price of, and accrued interest on, the Notes remaining unpaid, together with interest on overdue principal, premium, if any, Redemption Price or Purchase Price, and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate then borne by the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, including all sums due and owing to the Trustee pursuant to Section 7.7.

Section 6.9.   Trustee May File Proofs of Claim.
               --------------------------------

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers or the Guarantors (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its reasonable charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7 hereof. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.  Priorities.
               ----------

     If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

     FIRST: to the Trustee for amounts due under Section 7.7 hereof;

     SECOND: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

     THIRD: to the Issuers or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11.  Undertaking for Costs.
               ---------------------

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This
Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

Section 6.12.  Restoration of Rights and Remedies.
               ----------------------------------

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Issuers, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                   ARTICLE VII

                                     TRUSTEE
                                     -------

Section 7.1.   Duties of Trustee.
               -----------------

     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the same circumstances in the conduct of his own affairs.

     (b)  Except during the continuance of an Event of Default:

          (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others and no implied covenants or obligations shall be read into this Indenture against the Trustee.

          (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)  This paragraph does not limit the effect of paragraph (b) of this
     Section 7.1.

          (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5 hereof.

          (4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it.

     (d) Whether or not therein expressly so provided, paragraphs (a), (b), (c) , (e), (f) and (g) of this Section 7.1 shall govern every provision of this Indenture that in any way relates to the Trustee.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability, expense or fee.

     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

     (g) The Trustee shall not be deemed to have notice of any fact or matter with respect hereto, including without limitation, the occurrence of a Default or Event of Default, unless such fact or matter is actually known by a Trust Officer charged with responsibility for administering this Indenture or unless in writing received by the Trustee and making specific reference to this Indenture.

Section 7.2.   Rights of Trustee.
               -----------------

     Subject to Section 7.1 hereof:

     (1) The Trustee may conclusively rely on and shall be fully protected in acting or refraining from acting upon any document (including without limitation any Company Request or Officers' Certificate) reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any document.

     (2) Before the Trustee acts or refrains from acting, including whenever the Trustee deems it desirable that a matter be proved or established prior to it acting or refraining from acting, it may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section
12.5 hereof. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than the negligence or willful misconduct of an agent who is an employee of the Trustee) appointed by it with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee's conduct does not constitute negligence or bad faith.

     (5) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (6) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (7) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

     (8) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

     (9) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

     (10) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including if at any time it acts as Collateral Agent under the Security Documents, and each agent, custodian and other Person employed to act hereunder; and

     (11) The Trustee may request that the Company deliver an Officers' Certificate (a form of which is attached hereto as Exhibit H) setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.3.   Individual Rights of Trustee.
               ----------------------------

     The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Issuers or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11 hereof.

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

Section 7.4.   Trustee's Disclaimer.
               --------------------

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes; it shall not be accountable for the Issuers' use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes or any document used in connection with the sale of the Notes other than its certificate of authentication.

Section 7.5.   Notice of Defaults.
               ------------------

     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, any Note, the Trustee may withhold the notice if and so long as the board of directors of the Trustee, the executive committee or any trust committee of such board and/or its Trust Officers in good faith determine(s) that withholding the notice is in the interest of the Holders.

Section 7.6.   Reports by Trustee to Holders.
               -----------------------------

     If required by TIA (Section) 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA (Section) 313(a). The Trustee also shall comply with TIA (Sections) 313(b), 313(c) and 313(d). A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each stock exchange on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.   Compensation and Indemnity.
               --------------------------

     The Issuers and the Guarantors jointly and severally shall pay to the Trustee from time to time such reasonable compensation as shall be agreed in writing between the Issuers and the Trustee for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuers and the Guarantors shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in connection with its duties under this Indenture, including the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Issuers and the Guarantors, jointly and severally, agree to indemnify each of the Trustee and any predecessor Trustee for, and hold it harmless against, any and all loss, damage, claim, liability, reasonable expense (including but not limited to reasonable attorneys' fees and expenses) or taxes (other than taxes based on the income of the Trustee) incurred by it in connection with the acceptance or performance of its duties under this Indenture including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs). The Trustee shall notify the Issuers and the Guarantors in writing promptly of any claim asserted against the Trustee for which it may seek indemnity. However, the failure by the Trustee to so notify the Issuers and the Guarantors shall not relieve the Issuers or the Guarantors of their obligations hereunder.

     Notwithstanding the foregoing, the Issuers and the Guarantors need not reimburse the Trustee for any expense or indemnify it against any loss or liability incurred by the Trustee through its negligence or bad faith. To secure the payment obligations of the Issuers and the Guarantors in this Section 7.7, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee in its capacity as such, except such money or property held in trust to pay principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, particular Notes. The obligations of the Issuers and the Guarantors under this Section 7.7 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Company and each of the Guarantors and shall survive the satisfaction and discharge of this Indenture, including the termination or rejection hereof in any bankruptcy proceeding to the extent permitted by law.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(9) or (10) hereof occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     For purposes of this Section 7.7, the term "Trustee" shall include any trustee appointed pursuant to Article IX.

Section 7.8.   Replacement of Trustee.
               ----------------------

     The Trustee may resign by so notifying the Company and the Guarantors in writing, such resignation to become effective upon the appointment of a successor Trustee. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the removed Trustee in writing and may appoint a successor Trustee with the Company's written consent which consent shall not be unreasonably withheld. The Company may remove the Trustee at its election if:

     (1)  the Trustee fails to comply with Section 7.10 hereof;

     (2)  the Trustee is adjudged a bankrupt or an insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4)  the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuers shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuers or any Holder of outstanding Notes may petition at the expense of the Company any court of competent jurisdiction for the appointment of a successor Trustee. If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuers. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.7 hereof, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuers' obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.   Successor Trustee by Consolidation, Merger or Conversion.
               --------------------------------------------------------

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation or national banking association, subject to Section 7.10 hereof, the successor corporation or national banking association without any further act shall be the successor Trustee.

Section 7.10.  Eligibility; Disqualification.
               -----------------------------

     This Indenture shall always have a Trustee who satisfies the requirements of TIA (Section) 310(a)(1), (2) and (5) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (Section) 310(b), including the provision in (Section) 310(b)(1); provided that there shall be excluded from the operation of TIA (Section) 310(b)(1) any indenture or indentures under which other securities, or conflicts of interest or participation in other securities, of the Issuers or the Guarantors are outstanding if the requirements for exclusion set forth in TIA (Section) 310(b)(1) are met.

Section 7.11.  Preferential Collection of Claims Against Issuers.
               -------------------------------------------------

     The Trustee shall comply with TIA (Section) 311(a), excluding any creditor relationship listed in TIA (Section) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (Section) 311(a) to the extent indicated therein.

Section 7.12.  Paying Agents.
               -------------

     The Issuers shall cause each Paying Agent other than the Trustee or an Affiliate of the Trustee to execute and deliver to it and the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

          (a) that it will hold all sums held by it as agent for the payment of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes (whether such sums have been paid to it by the Issuers or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

          (b) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

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

          (c) that it will give the Trustee written notice within three (3) Business Days of any failure of the Issuers (or by any obligor on the Notes) in the payment of any installment of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes when the same shall be due and payable.

                                  ARTICLE VIII

                        AMENDMENT, SUPPLEMENT AND WAIVER
                        --------------------------------

Section 8.1.   Without Consent of Holders.
               --------------------------

     Without the consent of any Holders, the Issuers, the Guarantors, if any, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture for any of the following purposes:

     (1) to evidence the succession of another Person to the Issuers and the assumption by any such successor of the covenants of the Issuers in this Indenture and in the Notes; or

     (2) to add to the covenants of the Issuers for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuers; or

     (3)  to add additional Events of Default; or

     (4) to provide for uncertificated Notes in addition to or in place of the certificated Notes; or

     (5) to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee; or

     (6)  to secure the Notes, to add a Guarantor in accordance with Section
11.1 hereof or otherwise or to release a Guarantor in accordance with Section
11.6 hereof; or

     (7) to cure any ambiguity, to correct or supplement any provision in this Indenture which may be defective or inconsistent with any other provision in this Indenture, or to make any other provisions with respect to matters or questions arising under this Indenture, provided that such actions pursuant to this clause shall not adversely affect the interests of the Holders in any material respect as determined in good faith by the Board of Directors of the Company; or

     (8) to comply with any requirements of the Commission in order to effect and maintain the qualification of this Indenture under the Trust Indenture Act; or

     (9) to release Collateral from the Lien of the Indenture and the Security Documents when permitted or required by the Security Documents or the Indenture.

     The Trustee is hereby authorized to join with the Issuers and the Guarantors, if any, in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained,

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

but the Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects its own rights, duties or immunities under this Indenture.

Section 8.2.   With Consent of Holders.
               -----------------------

     With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes, the Issuers, the Guarantors, if any, and the Trustee may enter into an indenture or indentures supplemental to this Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, including the definitions herein; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Note affected thereby:

     (1) change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof; or

     (2) reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders if required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults thereunder and their consequences) provided for in this Indenture; or

     (3) modify the obligations of the Issuers to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification was done after or in contemplation of such Change of Control or such Asset Sale; or

     (4) subordinate, in right of payment, the Notes to any other Debt of the Issuers; or

     (5) modify any of the provisions of this proviso to Section 8.2 or provisions relating to waiver of defaults or certain covenants contained in
Section 6.2, 6.4 or 6.7 hereof, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or

     (6)  release any Guarantees required to be maintained under this Indenture.

     After a modification, amendment, supplement or waiver under this Section
8.2 becomes effective, the Issuers shall mail to the Holders a notice briefly describing the modification, amendment, supplement or waiver. Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such modification, amendment, supplement or waiver.

     It shall not be necessary for the consent of the Holders under this Section
8.2 to approve the particular form of any proposed amendment, modification, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.3.   Compliance with Trust Indenture Act.
               -----------------------------------

     Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.4.   Revocation and Effect of Consents.
               ---------------------------------

     Until a modification, amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the modification, amendment, supplement, waiver or other action becomes effective.

     The Issuers may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any modification, amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent, to such modification, amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained. After a modification, amendment, supplement, waiver or other action becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (6) of
Section 8.2 hereof. In that case, the modification, amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

Section 8.5.   Notation on or Exchange of Notes.
               --------------------------------

     If a modification, amendment, supplement or waiver changes the terms of a Note, the Trustee may request the Holder of the Note to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Issuers or the Trustee so determine, the Issuers in exchange for the Note shall issue and the Trustee shall authenticate a new security that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such modification, amendment, supplement or waiver.

Section 8.6.   Trustee To Sign Amendments, etc.
               --------------------------------

     The Trustee shall sign any modification, amendment, supplement or waiver authorized pursuant to this Indenture if the modification, amendment, supplement or waiver does not

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

adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such modification, amendment, supplement or waiver, the Trustee shall be provided with and, subject to Section 7.1 hereof, shall be fully protected in relying upon an Officers' Certificate and an opinion of Counsel stating that such modification, amendment, supplement or waiver is authorized or permitted by this Indenture and such supplemental indenture constitutes the legal, valid and binding obligation of the Issuers and the Guarantors enforceable against each of them in accordance with its terms (subject to customary exceptions). Neither the Issuers nor any Guarantor may sign a modification, amendment or supplement until the Board of Directors of the Issuers or such Guarantor, as appropriate, approves it in writing.

                                   ARTICLE IX

                       DISCHARGE OF INDENTURE; DEFEASANCE
                       ----------------------------------

Section 9.1.   Discharge of Indenture.
               ----------------------

     The Issuers and the Guarantors may terminate their obligations under this Indenture, except the obligations referred to in the last paragraph of this
Section 9.1 when (1) either: (A) all Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable within 60 days or are to be called for redemption within 60 days (a "Discharge") under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and the Issuers have irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, Redemption Price of, and accrued interest on, the Notes to the Stated Maturity or date of redemption; (2) the Issuers have paid or caused to be paid all other sums then due and payable hereunder by the Issuers; and (3) the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge of this Indenture have been complied with.

     After such delivery the Trustee upon request shall acknowledge in writing the satisfaction and discharge of the Issuers' and the Guarantors' obligations under the Notes, the Guarantees and this Indenture except for those surviving obligations specified below.

     Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuers in Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8, 4.19, 9.5,
9.6 and 9.8, the rights, powers, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section
7.7 hereof), the provisions of Article III and the Trustee's and Paying Agent's obligations in Section 9.8 shall survive until the Notes are no longer outstanding. Upon such satisfaction and discharge, only the obligations of the Issuers in Sections 2.7, 7.7, 9.5, 9.6 and 9.8 hereof shall survive such satisfaction and discharge.

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

Section 9.2.   Legal Defeasance.
               ----------------

     The Issuers may at their option, by Board Resolution, be discharged from their obligations with respect to the Notes and the Guarantors, if any, discharged from their obligations under the Guarantees, if any, on the date the conditions set forth in Section 9.4 below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Issuers shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and to have satisfied all their other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Issuers, shall, subject to Section 9.6 hereof, execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of outstanding Notes to receive solely from the trust funds described in
Section 9.4 hereof and as more fully set forth in such Section, payments in respect of the principal, premium, if any, Redemption Price of, or Purchase Price of and accrued interest on, such Notes when such payments are due, (B) the Issuers' obligations with respect to such Notes under Sections 2.3, 2.4, 2.5, 2.6, 2.7, 2.8 and 4.19 hereof, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof), (D) Article III and (E) this
Article IX. Subject to compliance with this Article IX, the Issuers may exercise their option under this Section 9.2 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.3 below with respect to the Notes.

Section 9.3.   Covenant Defeasance.
               -------------------

     At the option of the Issuers, pursuant to a Board Resolution, the Issuers and the Guarantors, if any, shall be released from their respective obligations under Sections 4.2 through 4.18 hereof, inclusive, Section 4.20 and Section 4.21, clause (a)(ii) of Section 5.1 hereof (with respect to Sections 4.2 through
4.18 hereof, inclusive, and Section 4.20 and Section 4.21), Sections 6.1(3) and 6.1(7), clause (a)(iii) of Section 5.1 hereof and clause (a)(iv) of Section 5.1 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 9.4 hereof are satisfied (hereinafter, "Covenant Defeasance"), any omission to comply with such obligations shall not constitute a Default or Event of Default, and the Notes shall thereafter be deemed not to be outstanding for purposes of any direction, waiver, consent, declaration or act of the Holders (and the consequences thereof) in connection with such covenants but shall continue to be outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that the Issuers and the Guarantors, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section or portion thereof, whether directly or indirectly by reason of any reference elsewhere herein to any such specified Section or portion thereof or by reason of any reference in any such specified Section or portion thereof to any other provision herein or in any other document, but the remainder of this Indenture and the Notes shall be unaffected thereby.

Section 9.4.   Conditions to Legal Defeasance or Covenant Defeasance.
               -----------------------------------------------------

     The following shall be the conditions to application of Section 9.2 or
Section 9.3 hereof to the outstanding Notes:

     (1) the Issuers must irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.10 hereof who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. Government Obligations, which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the entire indebtedness in respect of the principal, premium, if any, Redemption Price of, and accrued interest on, such Notes on the Stated Maturity thereof or (if the Issuers have made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuers) the Redemption Date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;

     (2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling or
(B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Notes will not recognize gain or loss for federal income tax purposes as a result of the Legal Defeasance, deposit and discharge to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Legal Defeasance, deposit and discharge were not to occur;

     (3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such outstanding Notes will not recognize gain or loss for federal income tax purposes as a result of the Covenant Defeasance to be effected with respect to such Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such Covenant Defeasance were not to occur;

     (4) no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto or, in the case of Legal Defeasance, either: (A) the Issuers shall have delivered to the Trustee an Opinion of Counsel to the effect that, based upon existing precedents, if the matter were properly briefed, a court should hold that the deposit of moneys and/or U.S. Government Obligations as provided in clause (1) of this Section 9.4 would not constitute a preference voidable under Section 547 or 548 of the federal bankruptcy laws; or (B) no Default or Event of Default relating to bankruptcy or insolvency shall have occurred and be continuing at any time on or prior to the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 91st day);

     (5) such Legal Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the TIA (assuming all Notes are in default within the meaning of such Act);

     (6) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which either of the Issuers is a party or by which it is bound;

     (7) such Legal Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; and

     (8) the Issuers shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Legal Defeasance or Covenant Defeasance have been complied with.

Section 9.5.   Deposited Money and U.S. Government Obligations To Be Held in
               -------------------------------------------------------------
               Trust; Other Miscellaneous Provisions.
               -------------------------------------

     All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes, but such money need not be segregated from other funds except to the extent required by law. The Trustee shall be under no duty to invest such money or U.S. Government Obligations. The Issuers and the Guarantors shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to
Section 9.4 hereof or the principal, premium, if any, Redemption Price of, or Purchase Price of and accrued interest on, the Notes received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Article IX to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuers from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 9.4 hereof which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.6.   Reinstatement.
               -------------

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.1, 9.2 or 9.3 hereof by reason of any legal proceeding

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

or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and any Guarantor under this Indenture, the Notes and the Guarantees, if any, shall be revived and reinstated as though no deposit had occurred pursuant to this Article IX until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.1 hereof; provided, however, that if the Issuers or any Guarantors have made any payment of principal, premium, if any, Redemption Price of, or Purchase Price of and accrued interest on, any Notes because of the reinstatement of their Obligations, the Issuers or such Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

Section 9.7.   Moneys Held by Paying Agent.
               ---------------------------

     In connection with the satisfaction and discharge of this Indenture, all moneys then held by any Paying Agent under the provisions of this Indenture shall, upon demand of the Issuers, be paid to the Trustee, or if sufficient moneys have been deposited pursuant to Section 9.1 or 9.4 hereof, to the Issuers (or, if such moneys had been deposited by any Guarantors, to such Guarantors), and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 9.8.   Moneys Held by Trustee.
               ----------------------

     Any moneys deposited with the Trustee or any Paying Agent or then held by the Issuers or any Guarantors in trust for the payment of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, such Note shall have respectively become due and payable shall be repaid to the Issuers (or, if appropriate, the Guarantors) upon Company Request, or if such moneys are then held by the Issuers or any Guarantors in trust, such moneys shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuers and the Guarantors, if any, for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuers and the Guarantors, if any, either mail to each Holder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to
Section 2.3 hereof, or cause to be published once a week for two successive weeks, in a newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, New York, a notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys then remaining will be repaid to the Issuers. After payment to the Issuers or the Guarantors, if any, or the release of any money held in trust by the Issuers or any Guarantors, as the case may be, Holders entitled to the money must look only to the Issuers and any Guarantors for payment as general creditors unless applicable abandoned property law designates another person.

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

                                    ARTICLE X

                        COLLATERAL AND SECURITY DOCUMENTS
                        ---------------------------------

Section 10.1.  Collateral and Security Documents.
               ---------------------------------

     (a) In order to secure the due and punctual payment of the Notes, the Issuers have entered into the Security Agreement and the other Security Documents to create the Second Priority Liens on the Collateral in accordance with the terms thereof. Pursuant to the provisions of the Security Agreement, the other Security Documents and this Indenture, the rights and remedies of the Trustee and the Holders of the Notes in the Collateral shall be subordinate and subject to the rights and remedies of the holders of the First Priority Liens in accordance with the terms of the Security Agreement and the other Security Documents. In the event of a conflict between the terms of this Indenture and the Security Documents, the Security Documents shall control.

     (b) Each Holder of a Note, by accepting such Note, agrees to all of the terms and provisions of the Security Agreement and the other Security Documents and authorizes and directs the Trustee to enter into such Security Agreement and the other Security Documents.

     (c) The Issuers shall not, and shall not cause or permit any of their Restricted Subsidiaries to, intentionally grant a Lien on any of its Collateral to the Collateral Agent under the Security Documents for the benefit of the lenders under the Credit Agreement unless a Second Priority Lien is created in favor of the Collateral Agent for the benefit of the Trustee (on behalf of the Trustee and the Holders of the Notes) with respect to such property or assets.

Section 10.2.  Application of Proceeds of Collateral.
               -------------------------------------

     Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Agreement.

Section 10.3.  Possession, Use and Release of Collateral.
               -----------------------------------------

     (a) Unless an Event of Default shall have occurred and be continuing, subject to the terms of the Security Documents, the Issuers and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Notes and any Guarantees (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral to the extent deposited with the Collateral Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income thereon.

     (b) Each Holder of a Note, by accepting such Note, acknowledges that (i) the Security Documents shall provide that so long as any First Priority Lien Obligations (or any commitments or letters of credit in respect thereof) are outstanding, the holders thereof shall have the exclusive right and authority to determine the release, sale, or other disposition with respect to the Collateral and to change, waive or vary the Security Documents, subject in the case of changes, waivers, or variances, to the conditions specified in the Security Documents and (ii) the holders of the First Priority Lien Obligations may (x) direct the Collateral Agent to take actions with respect to the Collateral (including the release of the Collateral and the manner of realization) without the consent of the Holders or the Trustee and (y) agree to modify the Security Documents, without the consent of the Holders or the Trustee, to secure additional Debt and additional secured creditors so long as such modifications do not expressly violate the provisions of the Credit Agreement or this Indenture. Subject to the terms of the Security Documents, if at any time or from time to time Collateral which also secures the First Priority Lien Obligations is released or otherwise disposed of pursuant to the terms of the relevant governing documents, as applicable, such Collateral securing the Notes and any Guarantees shall be automatically released or disposed of; provided, however, that if an Event of Default under this Indenture exists as of the date on which the First Priority Lien Obligations are repaid in full, the Collateral securing the Notes and the Guarantees shall not be released until such Event of Default and all other Events of Default shall have been cured or otherwise waived except to the extent such Collateral was disposed of in order to repay the First Priority Lien Obligations.

     (c) At such time as (i) the First Priority Lien Obligations have been paid in full in cash in accordance with the terms thereof, and all commitments and letters of credit thereunder have been terminated, or (ii) the holders of First Priority Lien Obligations have released their First Priority Liens on all or any portion of the Collateral, the Second Priority Liens on the Collateral shall also be automatically released to the same extent; provided, however, that (A) if either (x) an Event of Default under this Indenture exists or (y) the Pari Passu Debt to EBITDA Ratio is greater than 4:00:1:00, then as of the date on which the First Priority Lien Obligations are repaid in full or terminated as described in clause (i), the Second Priority Liens on the Collateral shall not be released except to the extent the Collateral or any portion thereof was disposed of in order to repay First Priority Lien Obligations secured by the Collateral, and thereafter, the Trustee (acting at the direction of the Holders of a majority of outstanding principal amount of Notes) shall have the right to direct the Collateral Agent to foreclose upon the Collateral (but in such event, the Second Priority Liens shall be released when such Event of Default and all other Events of Default under this Indenture cease to exist), and the Pari Passu Debt to EBITDA Ratio is less than or equal to 4:00:1:00, and (B) if any First Priority Lien Obligations (or any portion thereof) are thereafter secured by assets that would constitute Collateral, the Notes and any Note Guarantees shall then be secured by a Second Priority Lien on such Collateral, to the same extent provided pursuant to the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. If the Company subsequently incurs obligations under the Credit Agreement or other First Priority Lien Obligations which are secured by assets of the Company and its Restricted Subsidiaries of the type constituting Collateral, then the Notes and other holders of Second Priority Lien Obligations shall be secured at such time by a Second Priority Lien on the collateral securing such First Priority Lien Obligations, other than the Excluded Collateral to the same extent (in all material respects) and with the same (in all material respects) priorities, consent rights and provisions regarding release of Collateral and other provisions set forth in the Security Documents as then in effect immediately prior to the release of the Liens on the Collateral. Notwithstanding anything in this paragraph (c) of Section 10.3, the Second Priority Liens shall not be released pursuant to this paragraph unless, on the date of such release after giving pro forma effect to the events referred to in clauses (i) and (ii) above (as applicable), the Company has a positive Pari Passu Debt to EBITDA Ratio of equal to or less than 4.00:1.00.

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

     (d) Notwithstanding the provisions set forth in this Section 10.3, the Company and its Subsidiaries may, without any release or consent by the Collateral Agent or the Trustee, perform a number of activities in the ordinary course in respect of the Collateral to the extent permitted pursuant to the Security Documents and this Indenture.

Section 10.4.  Opinion of Counsel.
               ------------------

     So long as the Security Documents have not been terminated in accordance with the terms thereof, the Company shall deliver to the Trustee, so long as such delivery is required by Section 314(b) of the TIA, on the Issue Date and thereafter, at least annually, within 30 days of April 1 of each year (commencing with April 1, 2004), an Opinion of Counsel either stating that in the opinion of such counsel, such action has been taken with respect to the recording, filing, recording and refiling of the Indenture or any Security Document as is necessary to maintain the Security Interests, and reciting the details of such action, or stating that in the opinion of such counsel, no such action is necessary to maintain such Security Interests.

Section 10.5.  Further Assurances.
               ------------------

     Each Issuer and each Subsidiary shall, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such lists, descriptions and designations of its Collateral, warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments and take such further steps relating to the Collateral and other property or rights covered by the Security Interests, which the Collateral Agent under the Security Documents deems reasonably appropriate or advisable to perfect, preserve or protect its Security Interest in the Collateral.

Section 10.6.  Trust Indenture Act Requirements.
               --------------------------------

     The release of any Collateral from the Second Priority Lien of any of the Security Documents or the release of, in whole or in part, the Second Priority Liens created by any of the Security Documents, will not be deemed to impair the Security Interests in contravention of the provisions hereof if and to the extent the Collateral or Second Priority Liens are released pursuant to the applicable Security Documents and pursuant to the terms hereof. Each of the Holders of the Securities acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents and the terms hereof will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. So long as any First Priority Lien Obligations are outstanding, the Company and the Guarantors shall comply with TIA Section 314(d) relating to the release of property or securities from the Second Priority Liens hereof but only to the extent required by the TIA.

Section 10.7.  Suits to Protect the Collateral.
               -------------------------------

     Subject to the provisions of the Security Documents, the Trustee shall have the authority to direct the Collateral Agent to institute and to maintain such suits and proceedings as the Trustee may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Securities in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interests or be prejudicial to the interests of the Holders of the Securities).

Section 10.8.  Purchaser Protected.
               -------------------

     In no event shall any purchaser in good faith or other transferee of any property purported to be released hereunder be bound to ascertain the authority of the Trustee to direct the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted to be sold by this Article X, be under obligation to ascertain or inquire into the authority of any Issuer or any Subsidiary, as applicable, to make any such sale or other transfer.

Section 10.9.  Powers Exercisable by Receiver or Trustee.
               -----------------------------------------

     In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article X upon any Issuer or any Subsidiary, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of any Issuer or any Subsidiary, as applicable, or of any officer or officers thereof required by the provisions of this Article X.

Section 10.10. Release upon Termination of Company's Obligations.
               -------------------------------------------------

     In the event that the Company delivers an Officers' Certificate and Opinion of Counsel certifying that its obligations under this Indenture have been satisfied and discharged by complying with the provisions of Article IX, the Trustee shall (i) execute and deliver such releases, termination statements and other instruments (in recordable form, where appropriate) as any Issuer or any Subsidiary, as applicable, may reasonably request to evidence the termination of the Security Interests created by the Security Documents and (ii) not be deemed to hold the Security Interests for its benefit and the benefit of the Holders of the Securities.

                                   ARTICLE XI

                               GUARANTEE OF NOTES
                               ------------------

Section 11.1.  Guarantee.
               ---------

     Subject to the provisions of this Article XI, each of the Guarantors hereby, jointly and severally, and fully and unconditionally guarantees to each Holder and to the Trustee and its successor and assigns, on behalf of the Holders, (i) the due and punctual payment of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, each

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Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, the Notes, to the extent lawful, and the due and punctual payment and performance of all other obligations of the Issuers to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture, and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Under Section 4.11 hereof, if a Restricted Subsidiary secures any Guarantee of other Debt, it will secure its Guarantee of the Notes equally and ratably with such other Debt, except that this requirement will not apply to Liens to secure such Restricted Subsidiary's Guarantee of Debt which is secured by Permitted Liens, provided that any Restricted Subsidiary that secures its Guarantee of other Debt by First Priority Liens shall also secure its Guarantee hereunder on a second priority basis as provided in Article X. Each Guarantor agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuers with respect thereto by the Holder of such Note or the Trustee, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

     Each Guarantor waives diligence, presentment, filing of claims with a court in the event of merger or bankruptcy of either of the Issuers, any right to require a proceeding first against either of the Issuers, protest or notice with respect to any such Note or the Debt evidenced thereby and all demands whatsoever, and will covenant that the Guarantee will not be discharged as to any such Note except by payment in full of the principal, premium, if any, Redemption Price, or Purchase Price of, and accrued interest on such Note, and as provided in Sections 9.1 and 9.2 hereof and as provided in Section 11.4 hereof. Each Guarantor agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed by the Guarantee may be accelerated as provided in
Article VI hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such Obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee. In addition, without limiting the foregoing provisions, upon the effectiveness of an acceleration under Article VI hereof, the Trustee shall promptly make a demand for payment on the Notes under the Guarantee provided for in this Article XI and not discharged. Failure to make such demand shall not affect the validity or enforceability of the Guarantee upon any Guarantor. A Guarantee shall not be valid or become obligatory for any purpose with respect to a Note unless the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     Each future direct and indirect Significant Subsidiary and each other Restricted Subsidiary of the Company that executes a Guarantee in connection with any other Debt of the Company or any Restricted Subsidiary or otherwise Incurs Debt (including Permitted Debt) for so long as such other Debt is so guaranteed or outstanding, shall execute a Guarantee substantially in the form set forth in Exhibit E hereto and a related supplemental indenture. The

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guarantees given by each of the Guarantors to the Holders and the Trustee pursuant to this Section 11.1 are for purposes of this Article XI, hereinafter referred to as the "Note Guarantees."

Section 11.2.  Execution and Delivery of Guarantees.
               ------------------------------------

     To evidence the Note Guarantees set forth in Section 11.1, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit E shall be endorsed by an Officer of such Guarantor by manual or facsimile signature on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President or one of its Vice Presidents.

     Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

     If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

     The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

     If required by Section 11.1 hereof, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with Section 11.1 hereof and this Article XI, to the extent applicable.

Section 11.3.  Limitation of Guarantee.
               -----------------------

     Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to its Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to its Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article XI, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

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

Section 11.4.  Guarantors May Consolidate, Etc., on Certain Terms.
               --------------------------------------------------

     A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

     (a) immediately after giving effect to that transaction, no Default or Event of Default exists; and

either:

          (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under this Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee; or

          (ii) such sale or other disposition or consolidation or merger complies with Section 4.10 hereof.

     (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by a Guarantor, such successor Person shall succeed to and be substituted for a Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

     Except as set forth in Articles IV and V of this Indenture, and notwithstanding clauses (i) and (ii) of Section 11.5(a) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.5.  Payments May be Paid Prior to Dissolution.
               -----------------------------------------

     Nothing contained in this Article XI or elsewhere in this Indenture shall prevent (i) the Guarantor from making payments of principal of, premium, if any, Redemption Price or Purchase Price and accrued interest on the Notes, or from depositing with the Trustee any monies for such payments or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments of principal of, premium, if any, Redemption Price or

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

Purchase Price and accrued interest on the Notes to the holders entitled thereto. The Guarantor shall give prompt written notice to the Trustee of any dissolution, winding up, liquidation or reorganization of the Guarantor.

Section 11.6.  Release of Guarantor.
               --------------------

     (a) A Guarantor shall be deemed automatically and unconditionally released and discharged from all of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder; if:

          (i) the Guarantor has sold all or substantially all of its assets to any Person that is not an Affiliate of the Company or the Issuers and each of their Restricted Subsidiaries have sold or otherwise transferred, by way of merger, consolidation or otherwise, all of the Capital Interests of the Guarantor owned by them to a Person that is not an Affiliate of the Company, in each case in a transaction in compliance with Sections 4.9 and
     5.1 hereof to the extent applicable, provided that the Net Proceeds of such sale or other disposition are applied in accordance with Section 4.9 hereof; or

          (ii) the Guarantor merges with or into or consolidates with, or transfers all or substantially all of its assets to, an Issuer or another Guarantor in a transaction in compliance with Section 5.1 hereof;

and in each such case, the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to such transactions and the release of such Guarantor have been complied with. The Trustee shall execute and deliver an appropriate instrument or instruments evidencing such release upon receipt of a Company Request.

     (b) A Guarantor that is a Restricted Subsidiary (other than a Significant Subsidiary) shall be deemed automatically and unconditionally released and discharged from all of its obligations under its Guarantee, without any further action on the part of the Trustee or any Holder, upon the release or discharge of the Guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee of the Notes, except a discharge or release by, or as a result of, payment under such Guarantee.

                                   ARTICLE XII

                                  MISCELLANEOUS
                                  -------------

Section 12.1.  Trust Indenture Act Controls.
               ----------------------------

     If any provision of this Indenture or any Guarantee limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

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

Section 12.2.  Notices.
               -------

     Any notice or communication shall be given in writing and delivered in person, sent by facsimile, delivered by commercial courier service or mailed by first-class mail, postage prepaid, addressed as follows:

     If to the Issuers or any Guarantor:

     Petro Stopping Centers, L.P.
     6080 Surety Drive
     El Paso, Texas 79905
     Attention: James A. Cardwell, Sr.
     Fax Number: (915) 774-7373

     Copy to:

     Gibson, Dunn & Crutcher LLP
     1801 California Street, Suite 4100
     Denver, Colorado 80202
     Attention: Richard M. Russo
     Fax: (303) 313-2838

     If to the Trustee:

     The Bank of New York
     101 Barclay Street Fl. 8W
     New York, New York 10286
     Attn: Corporate Trust Administration
     Fax: (212) 815-5707

     Such notices or communications shall be effective when received and shall be sufficiently given if so given within the time prescribed in this Indenture.

     The Issuers, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given on the date so deposited in the mail, whether or not the addressee receives it. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

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

Section 12.3.  Communications by Holders with Other Holders.
               --------------------------------------------

     Holders may communicate pursuant to TIA (Section) 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuers, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA (Section) 312(c).

Section 12.4.  Certificate and Opinion as to Conditions Precedent.
               ---------------------------------------------------

     Upon any request or application by the Issuers or any Guarantor to the Trustee to take any action under this Indenture, the Issuers shall furnish to the Trustee at the request of the Trustee:

          1. an Officers' Certificate (which shall include the statements set forth in Section 12.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with;

               and

          2. an Opinion of Counsel (which shall include the statements set forth in Section 12.5 below) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.5.  Statements Required in Certificate and Opinion.
               -----------------------------------------------

     Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          1. a statement that the Person making such certificate or opinion has read such covenant or condition;

          2. a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          3. a statement that, in the opinion of such Person, it or he has made such examination or investigation as is necessary to enable it or him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          4. a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an officer of an Issuer or a Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters, upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of an Issuer or a Guarantor stating that the information with respect to such factual matters is in the possession of such Issuer or such Guarantor, unless such counsel knows or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 12.6.  When Treasury Notes are Disregarded.
               ------------------------------------

     In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuers, any Guarantor or any other obligor on the Notes or by any Affiliate of any of them shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to the Notes and that the pledgee is not an Issuer, a Guarantor or any other obligor upon the Notes or any Affiliate of any of them.

Section 12.7.  Rules by Trustee and Agents.
               ----------------------------

     The Trustee may make reasonable rules for action by or meetings of Holders and any Registrar or Paying Agent may make reasonable rules for their functions provided that no such rule shall conflict with the terms of this Indenture or the TIA.

Section 12.8.  Business Days; Legal Holidays.
               ------------------------------

     A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally-recognized holiday or a day on which banking institutions are not required to be open in the State of New York or the state in which the Corporate Trust Office is located. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

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

Section 12.9.  Governing Law.
               --------------

     THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATION LAW. THE ISSUERS HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE NOTES, AND IRREVOCABLY ACCEPTS FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE ISSUERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THAT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF THE NOTES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUERS IN ANY OTHER JURISDICTION.

Section 12.10. No Adverse Interpretation of Other Agreements.
               ----------------------------------------------

     This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuers or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 12.11. No Recourse Against Others.
               ---------------------------

     No recourse for the payment of the principal, premium, if any, Redemption Price or Purchase Price of, and accrued interest on, any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or any Guarantor in this Indenture or in any supplemental indenture, or in any Guarantee, or in any of the Notes, or because of the creation of any Debt represented thereby, shall be had against any stockholder, officer, director, general or limited partner, affiliate, beneficiary, incorporator or employee, as such, past, present or future, of the Issuers or any Guarantor or of any successor corporation or against the property or assets of any such stockholder, officer, employee, partner, affiliate, beneficiary or director, either directly or through the Issuers or any Guarantor, or any successor corporation thereof, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that this Indenture, the Guarantees, if any, and the Notes are solely obligations of the Issuers and any Guarantors, and that no such personal liability whatever shall attach to, or is or shall be incurred by, any stockholder, officer, employee, partner, affiliate, beneficiary or director of the Issuers or any Guarantor, or any successor corporation or partnership thereof, because of the creation of the Debt hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture, the Guarantees, if any, or the Notes or implied therefrom, and that any and all such personal liability of, and any and all claims against every stockholder, officer, employee, partner, affiliate, beneficiary and director, are hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture, the Guarantees, if any, and the issuance of the Notes. It is understood that this limitation on recourse is made expressly for the benefit of any such shareholder, employee, officer, partner, affiliate, beneficiary or director and may be enforced by any one or all of them.

Section 12.12. Successors.
               -----------

     All agreements of the Issuers and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 12.13. Multiple Counterparts.
               ----------------------

     The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 12.14. Table of Contents, Headings, etc.
               ---------------------------------

     The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Separability.
               -------------

     Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date and year first written above.

                                        PETRO STOPPING CENTERS, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        PETRO FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        PETRO STOPPING CENTERS HOLDINGS, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        PETRO HOLDINGS FINANCIAL CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        PETRO DISTRIBUTING, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

BANK OF NEW YORK,
as Trustee


By:
    ----------------------------------
Name:
Title: